SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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AMENDMENT NO.  4 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SONASOFT CORP.
(Exact name of registrant as specified in its charter)

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California (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	51-0439372 (I.R.S. Employer Identification Number)
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6489 Camden Avenue, Suite 105 San Jose, CA 95120 (408) 927-6200 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Nand (Andy) Khanna
President and Chief Executive Officer
6489 Camden Avenue, Suite 105
San Jose, CA 95120
(408) 927-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Kristina L. Trauger, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
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Approximate Date of Commencement of Proposed Sale to the Public:  from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	6,954,430	$0.30	$2,086,329	$101

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were recently sold and issued to our shareholders. The price of $0.30 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION OCTOBER 7 , 2008

PROSPECTUS

6,954,430 shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 6,954,430 shares of our common stock can be sold by selling security holders at a fixed price of $.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders.

An investment in shares of our common stock involves a high degree of risk. We urge you to carefully consider the Risk Factors beginning on page 5. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

October 7 , 2008

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

THE COMPANY

Background

We were incorporated in the State of California on December 18, 2002 for the purpose of providing data protection, high availability and disaster recovery for Microsoft Exchange, SQL and Windows servers. Designed to simplify and eliminate human error in the backup and recovery process, SonaSafe solutions also centralize the management of multiple servers and provide a cost-effective turnkey disaster recovery strategy for companies of all sizes.  To our knowledge, we are the only company that provides an integrated backup/recovery and replication solution for Microsoft Exchange and SQL Servers.

We are scheduled to introduce the Email Archiving solution  by the end  of this year to address Corporate Compliance and eDiscovery issues. We believe that when the Email Archiving solution is released, we will be the only company that can provide an integrated solution for backup, replication and archiving. Typically, customers have to buy multiple solutions from different vendors to get similar capability and it would cost three to four times more to get comparable functionality offered by our SonaSafe solution. The application specific nature of our products provides granularity and automation in the recovery process that clearly differentiates us from others in the marketplace.

We are currently selling our products in North America, Europe and Asia through selected system integrators and value added resellers and directly to selected OEMs and large enterprises.  We have become a Microsoft Gold Certified Partner and have been selected as a Beta partner for the first SQL verification and certification program. As a member of that partnership, we will have access to all Microsoft users, user groups and meetings as well as be invited to share space in all Microsoft booths at major shows.  HP began reselling our software in 2007.

As reflected in the accompanying financial statements, we have a stockholders’ deficiency of $576,025 at December 31, 2007 and used cash of $1,596,137 in operations during 2007. This raises substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and to implement its strategic sales plan provide the opportunity for the Company to continue as a going concern.

Summary of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.30 was determined by the price shares were recently issued and sold to our shareholders. The offering price of $.30 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.  After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Where You Can Find Us

We presently maintain our principal office at 6489 Camden Avenue, Suite 105, San Jose, CA 95120.  Our telephone number is (408) 927-6200.

RISK FACTORS

See “RISK FACTORS” for a discussion of the above factors and certain additional factors that should be considered in evaluating an investment in the common stock.

SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from the Financial Statements appearing elsewhere in this prospectus and should be read in conjunction with the  Financial Statements, including the notes thereto, appearing elsewhere in this prospectus.

	For the Six Months Ended June 30,

Summary of Operations	2008 (unaudited)	2007 (unaudited)
Total revenues	$458,913	$342,970
Net Loss	1,070,783	1,060,031
Net loss per common share (basic and diluted)	(0.03)	(0.04)
Weighted average common shares outstanding, basic and diluted	32,377,241	27,168,951

Balance Sheet	As of June 30, 2008 (unaudited)

Cash and cash equivalents	$777,362
Total assets	1,035,954

Total liabilities	1,820,487
Total Stockholders’ Equity/Deficiency	(784,533)
Total Liabilities and Stockholders’ Deficiency	1,035,954

	Year Ended December 31,

Summary of Operations	2007	2006
Total revenues	$737,625	$833,778
Net Loss	2,171,740	1,472,412
Net loss per common share (basic and diluted)	0.07	0.06
Weighted average common shares outstanding, basic and diluted	31,257,597	23,507,743

Balance Sheet	As of December 31, 2007	As of December 31, 2006

Cash and cash equivalents	$938,934	$1,053,756
Total assets	1,150,672	1,269,016

Total liabilities	1,726,697	1,509,124
Total Stockholders’ Deficiency	(576,025)	(240,108)
Total Liabilities and Stockholders’ Deficiency	1,150,672	1,269,016

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only risks facing us.

Risks Related to Our Business

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently have employment agreements with some of our officers. We do not maintain key man life insurance on the lives of these individuals.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NEVER ISSUE DIVIDENDS.

We did not declare any dividends for the year ended December 31, 2007 and have not declared any dividends to date in 2008. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

FUTURE ACQUISITIONS MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

If we are presented with appropriate opportunities, we may acquire complementary technologies or companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

Risks Related to Our Industry

OUR ABILITY TO CONTINUE TO DEVELOP AND EXPAND OUR PRODUCT OFFERINGS TO ADDRESS EMERGING BUSINESS DEMANDS AND TECHNOLOGICAL TRENDS WILL IMPACT OUR FUTURE GROWTH. IF WE ARE NOT SUCCESSFUL IN MEETING THESE BUSINESS CHALLENGES, OUR RESULTS OF OPERATIONS AND CASH FLOWS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or services which make our offerings obsolete. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in backup and disaster recovery solutions will impact our future revenue growth and earnings.

OUR PRIMARY MARKET CONSISTING OF SMALL TO MEDIUM BUSINESSES WITH INFORMATION TECHNOLOGY REQUIREMENTS THAT CAN BE SERVICED BY OUR PRODUCTS, IS A HIGHLY COMPETITIVE MARKET. IF WE ARE UNABLE TO COMPETE IN THIS HIGHLY COMPETITIVE MARKET, OUR RESULTS OF OPERATIONS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our competitors include large, technically competent and well capitalized companies. As a result, the markets which we serve are highly competitive. This competition may place downward pressure on operating margins in our industry. As a result, we may not be able to maintain our current operating margins for our product offerings in the future.

Any reductions in margins will require that we effectively manage our cost structure. If we fail to effectively manage our cost structure during periods with declining margins, our results of operations will be adversely affected.

THE BACKUP AND DISASTER RECOVERY SPACE IS HIGHLY COMPETITIVE AND FRAGMENTED, WHICH MEANS THAT OUR CUSTOMERS HAVE A NUMBER OF CHOICES FOR PROVIDERS OF SERVICES AND PRODUCTS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for our products is highly competitive. The market is fragmented, there are a wide variety of product offerings with different capabilities, and no company holds a dominant position. Consequently, our competition for clients varies significantly Most of our competitors are larger and have greater technical, financial, and marketing resources and greater name recognition than we have in the markets we collectively serve. In addition, clients may elect to increase their internal IT systems resources to satisfy their backup/disaster recovery needs.

WE MADE CERTAIN LOANS TO OUR OFFICERS THAT MAY BE INCONSISTENT WITH SECTION 13(K) OF THE EXCHANGE ACT.

On January 2, 2003, we made loans in the amount of $24,500 to certain of our officers and directors for the purchase of a total of 2,450,000 shares of our common stock.   On September 25, 2008, our board of directors approved the offset of the $24,500 against amounts owed as compensation to the officers and directors.  However, it may be determined that such loans made to our executive officers may be inconsistent with Section 13(k) of the Exchange Act, subjecting our directors to liability under the Exchange Act.

CHANGES IN GOVERNMENT REGULATIONS AND LAWS AFFECTING THE IT INDUSTRY, INCLUDING ACCOUNTING PRINCIPLES AND INTERPRETATIONS AND THE TAXATION OF DOMESTIC AND FOREIGN OPERATIONS, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.30 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities will be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) the development of our archiving solution, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any portion of the proceeds from the sale or other disposition of the shares of common stock covered hereby, or interests therein, by the selling stockholders.

We have agreed to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $46,101.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

No market currently exists for our common stock. Therefore, the offering price of $.30 was based on the price pursuant to which we most recently sold and issued shares.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

MARKET FOR OUR COMMON STOCK

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 125 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

Results of Operations

Six Months ended June 30, 2008 Compared to Six Months ended June 30, 2007 (Unaudited)

The following tables set forth key components of our results of operations for the periods indicated for Sonasoft Corp.

	June 30	June 30
	2008	2007

Revenue	$458,913	$342,970
Selling Expenses	(668,754)	(757,252)
General and administrative	(650,452)	(441,665)
Research and development	(199,837)	(203,887)
Total operating expenses	(1,519,043)	(1,402,804)
Operating Loss	(1,060,130)	(1,059,834)
Interest expenses
Other Expense	(10,653)	(197)
Loss before minority interest and income taxes	(1,070,783)	(1,060,031)
Income taxes	-	-
Minority interest
Net Loss	$(1,070,083))	$(1,060,031)
Earnings per share – Basic and Diluted	$(0.03)	$(0.04)
Weighted average shares outstanding – Basic and Diluted	32,377,241	27,168,951

Net Revenue:

Net revenue increased $115,943 or 34%, from $342,970 in the six months ended June 30, 2007 to $458,913 in the six months ended June 30, 2008. The product is being successfully implemented at customers’ sites and the increase in revenue is reflected in that.

Selling Expenses:

Selling expenses decreased $88,498, or 12% from $757,252 in the six months ended June 30, 2007 to $668,754 in the six months ended June 30, 2008, primarily due to cost control measures that were put in place in January 2008.

General and Administrative Expenses:

General and administrative expenses increased $208,787 or 46% from $441,665 in the six months ended June 30, 2007 to $650,452 in the six months ended June 30, 2008. The increase of these expenses was primarily spending related to hiring additional support staff and other related expenses.

Research and Development:

Research and development decreased $4,050, or 2% from $203,887 in the six months ended June 30, 2007 to $199,837 in the six months ended June 30, 2008, and consist primarily of salaries and related expenses of personnel engaged in research and development activities. The Company has ramped up its product development activities at Integra Micro Ltd, Bangalore.

Income from Operations:

Operating loss increased $296 or 1% from $1,059,834 in the six months ended June 30, 2007 to $1,060,130 in the six months ended June 30, 2008, primarily due to increase in administrative expenses.

Other Expenses:

Other expenses increased by $10,456 or 53%, from $(197) in the six months ended June 30, 2007 to ($10,653) in the six months ended June 30, 2008. This was mainly due to a decrease in interest income and an increase in royalty expense.

Income Taxes:

In lieu of the losses in the past and current years, there is no tax liability.

Net Loss:

Net loss was $1,070,783 in the six months ended June 30, 2008, compared to $1,060,031 in the six months ended June 30, 2007, an increase of $10,752, or 1%, mainly due to the additional costs incurred for operations expansion and General and Administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities was $782,812 for the six months ended June 30, 2008, compared to $797,490 for the six months ended June 30, 2007, a decrease of $14,678 or 2%. This was mainly due to the:

Increase of Accounts Receivable by $56,910 for the six months ended June 30, 2008 as compared to a decrease in accounts receivable by $85,705 for the six months ended June 30, 2007.

There was an increase in the issuance of shares for services by $137,733 for the six months ended June 30, 2008 as compared to an increase of $26,065 for the six months ended June 30, 2007.

Net cash used in investing activities was $3,303 for the six months ended June 30, 2008, compared to $24,763 for the six months ended June 30, 2007.

Net cash provided by financing activities was $624,543 in the six months ended June 30, 2008, compared to $1,461,572 in the six months ended June 30, 2007.  $595,657 and $1,461,572 were raised from issue of shares during the six months ended June 30, 2008 and 2007 respectively.

Over the next 12 months, the company expects an increase in accounts receivable and payables & accrued expenses. In normal course of business, the company does not expect to pay related parties and officers’ liability until the company becomes profitable and the Board decides to that effect. Currently, the company is using $400,000 cash per quarter. The company is working on reducing costs and expecting an increase in revenue to bring down the cash requirement from the current level of $400,000 per quarter and at the same time considering other options for financing.

SUBSEQUENT EVENT

On September 24, 2008, we offset an amount of $24,500 owed as compensation to officers and directors to retire loans to such individual from the Company.

Year ended December 31, 2007 Compared to Year ended December 2006

The following tables set forth key components of our results of operations for the periods indicated for Sonasoft Corp.

	December 31	December 31
	2007	2006

Revenue	$737,625	$833,778

Selling Expenses	(864,300)	(712,289)
General and administrative	(1,625,543)	(1,215,581)
Research and development	(423,951)	(352,854)
Total operating expenses	(2,913,794)	(2,280,724)
Operating Loss	(2,176,169)	(1,446,946)
Interest expenses
Other income (expenses)	4,429	(25,466)
Loss before minority interest and income taxes	(2,171,740)	(1,472,412)
Income taxes	-	-
Minority interest
Net Loss	$(2,171,740)	$(1,472,412)
Earnings per share – Basic and Diluted	$(0.07)	$(0.06)
Weighted average shares outstanding – Basic and Diluted	31,257,597	23,507,743

Net Revenue:

Net revenue decreased $96,153, or 11%, from $833,778 in the year ended December 31, 2006 to $737,625 in the year ended December 31, 2007. The decrease in revenue occurred due to software product related problems. The software product issues were addressed by the end of December 2007 and it has been successfully implemented at many customer sites in Q1 2008.

The problem related to the software was specifically in the area of failover and failback of SonaSafe for Exchange Server product. When a production exchange server goes down due to a disaster, then all the users are failed over to the remote replicated server so that the business operations can be continued with minimal interruption. Once the production Exchange server is fixed, then all the users will be failed back to the original primary site. We started noticing the problem in the middle of year 2007 when customers started installing the product. Several software installations could not be satisfactorily completed because of this problem. Furthermore, we had technical problems with the SonaSafe for File Systems product also because we lost the technical person assigned to this project.

In mid 2007, we assigned a team of engineers to work on these problems extensively and this resulted in an excellent reliable product. It took six months to fix software issues and we rigorously tested the software before it was finally installed successfully at various customer sites. The software has been performing at several major customers sites without interruption since the beginning of 2008.

This software issues caused severe erosion of revenue in 2007 of approximately $700,000. Several deals were cancelled because the software could not be installed successfully, and we lost approximately 60 customers. The cancellation rate was well in excess of what the company had experienced historically. Since then the problem has been fixed successfully.

Selling Expenses:

Selling expenses increased $152,011, or 21% from $712,289 in the year ended December 31, 2006 to $864,300 in the year ended December 31, 2007, primarily due to increased cost due to expansion in International sales and channel distribution.

General and Administrative Expenses:

General and administrative expenses increased $409,962 or 34% from $1,215,581 in the year ended December 31, 2006 to $1,625,543 in the year ended December 31, 2007. The increase of these expenses was primarily spending related to hiring additional support staff and also due to expansion of facility in San Jose.

Research and Development:

Research and development increased $71,097, or 20% from $352,854 in the year ended December 31, 2006 to $423,951 in the year ended December 31, 2007, and consist primarily of salaries and related expenses of personnel engaged in research and development activities. The Company formed a relationship with Integra Micro Ltd. in Bangalore, India to ramp its product development efforts.

Income from Operations:

Operating loss increased $729,223, or 50% from $1,446,946 in the year ended December 31, 2006 to $2,176,169  in the year ended December 2007, was mainly due to the additional costs incurred for salaries and related expenses in sales, operations and product development.

Other Income/Expenses:

Other Income increased by $29,895, from ($25,466) in the year ended December 31, 2006 to $4,429 in the year ended December 31, 2007. This was mainly due to increase in interest income.

Income Taxes:

In lieu of the losses in the past and current years, there is no tax liability.

Net Income:

Net loss was $2,171,740 in the year ended December 2007, compared to $1,472,412 in the year ended December 2006, a increase of $699,328, or 47%, mainly due to the additional costs incurred for research & development, sales, operations and facility expansion.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used in the operating activities was $1,596,137 in the year ended December 31, 2007, compared to $1,042,295 in the year ended December 31, 2006, an increase of $553,842 or 53%. This was mainly due to the:

a)             Increase in loss by $699k
b)             Decrease of Accounts Receivable by $51k
c)             Increase in Accounts Payable and accrued expenses by $218k

Net cash used in investing activities was $31,257 in the year ended December 2007 compared to $19,697 in the year ended December 2006, an increase of $11,560 or 59%.  The major investing items were purchase of assets

Net cash provided by financing activities was $1,512,572 in the year ended December 2007.  Entire amount was raised from issue of shares.

Net cash provided by financing activities was $1,792,500 in the year ended December 2006.  Entire amount was raised from issue of stock.

Over the next 12 months, the company expects to maintain Accounts Receivable and Payables & accrued expenses at the same level. The company does not expect to pay related parties and officers’ liability until the Company becomes profitable and the Board decides to that effect.  Currently, the company is using $400,000 cash per quarter. However, revenue is increasing, and the company will not require any significant increase in expenses. As a result, the company expects to use cash of $450,000 in the next 6 months. After that, the company will be able to have surplus cash from operation.

BUSINESS

Sonasoft was founded in 2002 for the purpose of providing data protection, high availability and disaster recovery for Microsoft Exchange, SQL and Windows servers. Designed to simplify and eliminate human error in the backup and recovery process, our solutions also centralize the management of multiple servers and provide a cost-effective turnkey disaster recovery strategy for companies of all sizes.

To our knowledge, we are currently the only company that provides an integrated backup/recovery and replication solution for Microsoft Exchange and SQL Servers. We anticipate introducing the Email Archiving solution by the end of this year to address Corporate Compliance and eDiscovery issues. We believe that when the Email Archiving solution is released, we will be the only company that will provide an integrated solution for backup, replication and archiving. Typically, customers have to buy multiple solutions from different vendors to get similar capability and it would cost three to four times more to get comparable functionality offered by our SonaSafe solution. We believe that the application specific nature of our products provides granularity and automation in the recovery process that clearly differentiates us from others in the marketplace.

We have received awards from reputed industry trade publications like SQL server Magazine and MSExchange.org. We are a Gold Partner of Microsoft and work closely with Microsoft from product development, marketing and sales perspectives.

We have patent applications pending for two aspects of our functionality that are unique.  They are:

●        Web Enabled Exchange Server Standby Solution Using Mailbox Level Replication
●        Exchange Server Standby Solution Using Mailbox Level Replication with Crossed Replication between Two Active Exchange Servers

Sonasoft 2008 Sales Strategy

There are 6 primary tenets to the Sonasoft sales strategy for 2008.  These tenets will be the cornerstone for our success.  Below is a list of the tenets:

▪ 2-Tier Channel Model
▪ Government/Education Market
▪ Sonasoft Bundled Solution
▪ OEM
▪ Direct Sales
▪ International Sales

2-Tier Channel Model:

We are in the beginning stages of deploying a 2-tier channel model.  The 2-tier model is being designed with Avnet as the master distributor.  Avnet will then manage and interface with over 250 resellers in North America.  This model is being chosen because of the leverage we will realize by having one entity, Avnet, manage the interface with all the resellers.  That interface includes, but is not limited to, managing receivables, marketing activities, business reviews, logistics, etc.  Our primary interface will be with Avnet and their 9 regional reseller business managers.  This allows for a better utilization of our resources and precludes us from having to invest in a large infrastructure (people) to manage all of those resellers on a “direct” basis.  We will have to invest significant marketing dollars to assist Avnet in promoting Sonasoft to the resellers.  Below are the 6 primary reasons for moving Sonasoft to the channel:

▪ Extends our sales organization
▪ Help expand the market for our products
▪ Relationships with end user accounts
▪ Solution sale with complementary products
▪ Shorten the sales cycle by helping to  navigate through procurement
▪ Enable our business to scale more rapidly and cost effectively

Government/Education Market:

We are gaining a significant amount of traction in the state and local governments and the educational community. We have a focused effort in the school districts of California, and we are beginning to see a good deal of success. This vertical market is, by and large, recession proof. In California, there are over 780 different school districts and the vast majority of them have antiquated backup and recovery set ups. We intend to leverage those existing customer relationships to gain additional momentum in this vertical market by marketing heavily into this focused group of customers.

Sonasoft Bundled Solution:

Because of the methodology and technical approach we have taken to the backup, recovery and replication issues, our product lends itself to a bundled solution with our software and hardware provided by a 3rd party supplier. Our application resides on a backup server and then our agents are deployed on the client’s production and standby servers. Our clients purchase a solution from us that incorporates our application onto a backup server. This approach cuts installation time by more than 50% and it reduces errors in installation by the customer. We have partnered with Avnet to provide a bundled solution with HP servers. Avnet will distribute these products to their HP reseller community comprised of over 250 resellers. We are also a member of Intel ESAA. This membership affords us visibility to over 30 Intel OEM partners who have a need to further differentiate their server offering with a Disaster Recovery appliance based solution. Offering a bundled solution to a customer provides them with alternatives, reduced complexity and flexibility.

OEM

In 2008, we will also pursue a revenue stream generated from some OEM business partners. Our software affords these business partners a complimentary solution to their existing product offering. Our strategy will be to sell our software based on high volume and a heavily discounted price that these business partners can then incorporate into their solutions they are bringing to market. This approach provides for a greater reach by us into the market at large without having to spend the sales and marketing dollars to access and serve that market. We will sell pre-paid licenses and will obtain royalties based on a specified volume over a given period of time.

Direct Sales

Even as we migrate into a 2-tier channel model, management recognizes that the building blocks for such migration have its genesis in the direct sales model. There is still a need for a direct sales approach with specific customers. There still remains a need to service a given subset of customers on a direct basis predicated on the strategic nature of the customer, the complexity of the opportunity and specific targeted vertical markets we wish to penetrate and put additional focus on. Maintaining a direct sales model, in concert with a channel model, will allow us to continue to learn and keep in close touch with customer trends, issues and concerns. Due to this ongoing direct sales interface, we will be much better equipped to modify our channel strategies to keep pace with the changing market. By virtue of the direct sales experiences, we will continually modify our sales processes and this will enable us to communicate those changes to the reseller channel. Driving the most effective and efficient sales process into the reseller channel will exponentially increase the value the channel can bring to us. Opportunities for the direct sales efforts are derived, in large part, through leads provided to them by the marketing department. As we increase the number of sales people, (current direct sales staff and our reseller partners) we will increase our marketing efforts in order to provide both direct sales and the channel with the proper number of leads to gain the traction we will need in 2008.

International Sales

Our international sales are conducted exclusively through the channel. We are getting increased traction in Europe, especially in United Kingdom. We have already appointed country distributors in different countries in Europe. The strategy is to sell through a 2-Tier channel model in Europe. We have appointed a master distributor in Asia-Pacific and the master distributor is in turn working with country distributors and resellers. We are expected to achieve significant inroads in the European and Asian markets in 2008 and beyond.

Marketing

We are the only company that provides an integrated data protection, high availability and disaster recovery solution for Microsoft Exchange and SQL servers through its SonaSafe solution. Today, we provide a 2-in-1 solution, i.e. backup and replication. With release of the archiving product in 2008 , we believe that we will be the only company that will provide a 3-in-1 solution.

Email has been growing at the rate of 40% every year and managing emails has become very complex. Businesses are being increasingly asked to retrieve emails during litigation. Also Companies need to comply with regulatory compliance requirements like Sarbanes-Oxley and HIPAA. According to the Sarbanes-Oxley Act, public companies must keep all documents and communications for seven years following an audit. Hence, email is becoming Achilles Heel of document and records management. By adding the archiving capability to SonaSafe, we will be able to enhance the functionality considerably and also it will result in increased revenue and average sales price for our products.

Marketing will closely work with our sales department to continually evaluate the landscape and define strategy for future product development efforts. We have been a pioneer in this space and will continue to introduce unique products that will address key customer pain points.

Marketing will be the primary driving force in establishing our brand and also generate qualified leads for sales. The main focus will be to generate leads through online marketing efforts supported by several other complementary activities. Lead generation will be accomplished through the following efforts:

▪ Conduct Online Webinars regularly and invite potential prospects to these webinars

▪ Sonasoft will become a thought leader in Disaster Recovery, Compliance and eDiscovery by publishing articles and white papers regularly

▪ Publish case studies on key customers and how they are benefiting from using SonaSafe.

▪ Generate more leads through online marketing efforts including Email Newsletters, Online Advertisements, Google AdWords, Blogs, etc.

▪ Focus on four key vertical markets – Financial, Healthcare, Legal and Education/Government

▪ Focus lead generation efforts on these four verticals

▪ Continue to successfully conduct Seminars across the country

▪ Dedicated Inside Sales will invite potential prospects

▪ Invite resellers to participate in these seminars

▪ Give interviews to trade magazines and analysts

▪ Regular feedback regarding product and support will be facilitated through a Customer Council

▪ Participate in industry specific shows like Exchange Connections and SQL PASS Summit.

Customer Support

As sales continue, the need for customer support continues to grow as well.  With the maintenance and support agreements that are purchased by many of our customers, Customer Support has become a revenue generating component of the company.  Over the next 12 months, we plan to increase its customer support resources by:

Adding additional staff to handle the volume of support calls required to maintain customer satisfaction and services levels as per the support agreements signed between the customer and company.  The customer support levels (Silver, Gold, and Platinum) that Sonasoft offers are as follows in the customer support matrix listed below:

Customer Support Service Levels are Silver, Gold, and Platinum

Support Feature	Silver	Gold	Platinum
Phone Support	✓	✓	✓
Email Support	✓	✓	✓
Web-Based Case Management	✓	✓	✓
Knowledge Base	✓	✓	✓
Self Help Resources	✓	✓	✓
Web-Based Support	✓	✓	✓
Software Updates	✓	✓	✓
Unlimited Support Accounts	1	3	✓
Dedicated Customer Support			✓
Business Review Meetings			✓
Customer Counsel			✓
Onsite Technical Support			Optional Add-On
Response Times	4 hour	2 hour	30 minutes
Support Hours	7 AM to 6 PM	24 X 5	24 X 7 X 365
Support Days	Mon - Fri	Mon - Fri	Every Day

Additional customer support staff will be required for the following positions:

▪ Managing the customer support website including downloads and updates
▪ Installation support specialists
▪ Data recovery for critical restore specialists
▪ Specialized Microsoft (Exchange Server, SQL Server, and File Systems) product support personnel.

Currently the support staff is servicing over 400 customers. A new staff member is required for every 75 customers that Sonasoft adds. However, this will be based upon the volume of calls and service requests generated by customers.

Adding a web based portal that directly communicates with the company’s CRM, where customers and support staff can have a centralized system to handle customer support. Both customers and support staff will use it to address site access (based upon maintenance agreement), cases, knowledge base, downloads (software and hot fixes), etc. This will ultimately speed up response times between customer and support staff.

Educating the customer on the software is a key component of ensuring the customer has the proper knowledge on how to utilize the features and functionality available to them in the product. By providing this offering, it reduces the number of calls and emails from the customer. The following programs are available to the customer:

1.     SonaSafe Product Overview is held on a weekly basis for customers that have purchased the solution and want to learn about the basic functionality of the application. This is hosted online by a customer support technician.

2.     Product Training is held for customers that want an in-depth look at the functionality of the product, how to use it, read the log files, and troubleshoot issues. This training generally lasts about 4 hours. Product Training is hosted online by a customer support technician.

Sonasoft plans to develop a formal certification program for customers and resellers.  This program will boost their skills and workplace productivity while validating their knowledge on Microsoft’s SQL Server, Exchange Server and File Systems products.  Designed for both experienced and expert level users, the curriculum will prepare them to plan, design, and manage all key components of their information and data protection lifecycle.

Professional Services can be offered to the customer and provided by specialized support personnel in the areas of Exchange Server and SQL Server.  Many companies will often hire outside professionals to design, install, configure and upgrade systems.  Sonasoft’s professional services would include:

▪ Remote Backup & Disaster Recovery
▪ Remote Database Administration
▪ Installations and upgrades
▪ Database Migration
▪ Database Replication
▪ Database Administration
▪ Performance Tuning
▪ Design & Architecture

All Professional Services will be billed at an hourly rate. Travel and Expenses would not be included. A contract would need to be purchased prior to Professional Services commencing.

Engineering

Overview

We are primarily focused on developing high availability, disaster recovery and compliance products for the Microsoft platform. We work closely with Microsoft for its product development and uses Microsoft standards for all his development. The approach is to develop application-specific products for Exchange, SQL and Windows servers to get the granularity in functionality, ease of use and automation.

We have partnered with one of the leading and reputable company in India (Integra Micro Systems) to develop an exciting and challenging product called SonaSafe for Email Archiving. The system will leverage journaling capabilities of Mail Server to capture all emails coming in and going out of the Microsoft Exchange Server and archive it to Microsoft SQL Server 2005 Server and this whole process will be transparent to existing users of the Mail System. It will utilize Microsoft SQL Server 2005 Full Text Catalog Search capabilities to provide a very sophisticated search engine to discover and retrieve emails for litigation or company’s regulatory compliance perspective. The system will also encrypt and compress email messages to avoid tempering and reduce space.

Only Microsoft Exchange Server will be supported in the first release but the design will take into consideration other Mail Servers which will be supported in different phases. Initially SonaSafe for Email Archiving will be developed as a standalone product but later it will be integrated with existing Sonasoft Exchange Backup/Recovery and Replication product which will eliminate the need to taking separate mailbox backups and make Standby product more scalable and high performance system.

Major Product Features

▪ Automatically archive corporate email into one storage area
▪ Reduce email storage requirements which dramatically reduce Backup/Recovery time
▪ Migrate old PST files stored on client machines
▪ Set up email retention and categorization policies
▪ Helps comply with Sarbanes-Oxley Act
▪ Collect and archive emails in one geographical location
▪ Audit Archived emails
▪ Access emails from any location through a browser
▪ Advanced email search and 'Saved Search' capabilities
▪ One-Click Restore a single email to a mailbox

Development Plan

Highly talented and experienced team have been put together to develop the System and the product is expected to be released in the fourth quarter of 2008.

Employees

As of  October 7 , 2008, we have 18 full-time employees.

Competition

Our SonaSafe is the only data protection, high availability and disaster recovery solution that provides both backup and replication as part of a single integrated solution. Typically, customers have to buy multiple solutions from different vendors to get similar capability. Also, it would cost three to four times more to get comparable functionality offered by our SonaSafe solution. Typically customers use software from Symantec, Computer Associates or EMC for backup purposes. DoubleTake, Neverfail and CA-Xosoft are the solutions that companies use for replication. We will be introducing an email archiving solution in the third quarter of 2008 and when it comes out, we believe we will be the only company that provides a 3-in-1 solution, i.e. backup, replication and archiving.

Different kinds of replication techniques can be used to replicate data between two servers both locally and remotely. In block level, replication is performed by the storage controllers or by mirroring the software. In file-system level (replication of file system changes), the host software performs the replication. In both block and file level replication, it does not matter what type of applications are getting replicated. They are basically application agnostic, but some vendors do offer solutions with some kind of application specificity. But these solutions cannot provide the automation, granularity and other advantages that come with application-specific solution.

With SonaSafe, the replication is very application specific. In the case of Exchange, the replication is done at a mailbox level and in the case of SQL, the standby occurs at a database level. The solution provides total disaster recovery protection and enables reliable business continuity.

Properties

Our executive office is located at 6489 Camden Avenue San Jose, CA 95120.   Pursuant to our current lease with Camden Almaden Building we have three suites located in this property at Suite 101, Suite 202 and Suite 105.  We currently pay a total of $13,068 per month and the term of the amended lease is three years commencing May 8, 2007 and ending April 30, 2010.

Litigation

None.

MANAGEMENT

Executive Officers and Directors

As of  October 7 , 2008, the directors and executive officers of the Company were:

Name	Age	Principal Position

Nand (Andy) Khanna	67	President, CEO, Director

Dr. Thirumalai (Vas) Srinivasan	46	Vice President of Marketing

Bilal Ahmed	37	CTO and Vice President of Engineering

Neil Kumar Khanna	37	Vice President of Operations

W. Patrick Kelley Sr.	53	General Counsel, Corporate Secretary, and Director

Garrett Rajkovich	49	Director

Dr. Romesh K. Japra, M.D., F.A.C.C.	58	Chairman of the Board of Directors

Paresh Mehta	53	Chief Financial Officer

The following summarizes the occupation and business experience during the past five years for our sole officer and directors.

Nand (Andy) Khanna
Founder, CEO, President, and Director

Andy Khanna brings over 30 years of high-technology experience to Sonasoft®. Andy has been serving as President and Chief Executive Officer of Sonasoft for the past five years. Andy served as president of Datus, Inc. and Univation, Inc. His background in sales started at NCR and Control Data. At Univation, he served for nearly 11 years as President, CEO, and Chairman of the Board and took the company public and became one of the first Indo-Americans to take a company public in Silicon Valley. At Datus, Inc., as President he built a strong team of engineering, marketing, sales and operational professionals.

Andy invented the Route Finder PNA, a state-of-the-art handheld portable vehicle navigation system, which combined several state of the art technologies and was nominated by the Smithsonian Institute for the Innovation Award in Transportation. Andy also served as consultant to many of the Fortune 500 companies. Andy holds a BS in Business and Marketing from the University of San Francisco and an MBA from Golden Gate University.

Dr. Thirumalai (Vas) Srinivasan
Vice President of Marketing

Vas Srinivasan brings over 20 years of experience in technology, manufacturing and research to the company. Vas has been working with Sonasoft for the past five years. Vas played a key role in introducing new technologies and products in High-Tech and Manufacturing industries. Before joining Sonasoft, Vas was responsible for the Supplier Relationship Management (SRM) Solution at Commerce One.

Prior to Commerce One, he was at US Steel., where he managed relationship with Big Three automakers and was instrumental in introducing new technologies in the automotive industry. Prior to that, Vas worked in the Crash Safety Group at Ford Motor Company and helped the automaker meet Federal Government safety standards for cars and trucks. He also worked on the Light Combat Aircraft (LCA) being developed for the Indian Air Force. Vas holds a Bachelors of Technology in Aeronautical Engineering from Anna University, Chennai, India, Masters of Engineering in Aerospace Engineering from Indian Institute of Science, Bangalore, India, Ph.D. in Mechanical Engineering from University of Miami and M.B.A. from University of Michigan, Ann Arbor.

Bilal Ahmed
CTO and Vice President of Engineering

Bilal Ahmed has over 14 years of experience in the development and integration of systems and database applications. Bilal is responsible for the engineering effort and technical direction of the company. Bilal has been working with Sonasoft for the past five years. He comes to Sonasoft Corporation from University Planet, a leading provider of web-based academic and resource planning solutions for colleges and universities.

Prior to University Planet, he performed consulting work with IBM, where he developed web based System and database monitoring and reporting tool which became part of their solution to small and medium size customers.
Prior to that, he worked for world wide financial consulting firm William Mercer, where he managed over a hundred production and development servers across USA, Canada, UK and Australia.

Before that, Bilal worked for CompuNet Online and he grew the company from launch to its present-day stature as Pakistan's largest Internet Service Provider. Prior to CompuNet online, he worked for Aero Asia Airline, where he helped to strengthen their IT department and expand the operation to various cities in the country. Bilal holds a Bachelors degree in Computer Systems from N.E.D University.

Neil Kumar Khanna
Vice President of Operations

Neil Kumar Khanna has over 13 years experience in corporate operations, information systems, customer support, quality, finance, and human resources management. Neil has been working with Sonasoft for the past five years.

Prior to co-founding Sonasoft, Neil Kumar was a co-founder and VP of Operations at Fastcenter, a database protection company focused on automated disaster recovery for Oracle databases and flat files. At Fastcenter, he managed technical operations, human resources, and finance. Also, Neil setup and managed relationships with Oracle and other software and hardware vendors.

Prior to Fastcenter, he served as VP of Operations at Intraport, Inc. a software development and consulting company. At Intraport, Neil created strategic partnerships and provided services to HP, SUN, Cisco, NEC, and Charles Schwab. Before becoming VP of Operations, Neil served as the Director of Operations overseeing the information systems, finance, human resources, administration, and customer support. Mr. Kumar holds a B.S. degree in Information Systems Management from the University of San Francisco.

W. Patrick Kelley Sr.
General Counsel, Corporate Secretary, and Director

Pat Kelley is responsible for overseeing all of Sonasoft Corp.'s legal affairs which include our mergers and acquisitions, litigation, intellectual property, business contracts and license agreements, corporate governance and internal audit activities. Mr. Kelley manages our legal and regulatory efforts to better serve our employees, customers, and shareholders.

Pat Kelley has practiced law in the Mid-Peninsula area of the San Francisco Bay Area since 1983. His areas of practice include business formation, securities, venture capital and business litigation. He is counsel to a wide range of technology companies from video game developers to companies involved in weather satellite data processing, environmental monitoring and homeland defense. Pat has also been a volunteer to and Board member of many non-profit, community based organizations over the years including Interplast, Palo Alto Players, Portola Valley Theatre Conservatory and Achieve Kids. He currently holds a license as a commercial, instrument flight instructor. Pat’s undergraduate work was in Biology & Chemistry and he has a J.D. from Williamette University of Salem, Oregon.

Garrett Rajkovich
Director

Garret Rajkovich has over 20 years of experience in commercial development and investment. He is the Owner and Chief Executive Officer of a commercial real estate company in the heart of Silicon Valley. He is very active in the High Tech industry and has invested in a number of startup companies. Garrett holds a Bachelors Degree from Cal-Poly San Luis Obispo.

Dr. Romesh K. Japra, M.D., F.A.C.C.
Chairman of the Board

Dr. Romesh Japra has a distinguished career in the field of medicine for over three decades. Currently he is the President of Cardiology Associates, Fremont, CA. He has also held various positions including Chief of Staff, Chief of Medicine, President and Secretary at various hospitals and organizations across the U.S. He has been active in the High Tech industry and has funded many startup companies. Dr. Japra has been an active member of the community in the Bay Area in general and the Indian American Community in particular. He has organized and contributed to numerous charity organizations and events across the globe. Dr. Japra has received numerous awards and honors during his illustrious career including Presidential Meritorious Award, Pride of India Gold Medal, Best Immigrant Award, Physician’s Recognition Award and many others. He is also active in the publishing industry and at present is the Publisher & CEO India Post Weekly, India Post TV and India Web Post. Dr. Japra is Fellow of the American College of Cardiology and graduated from All India Institute of Medical Sciences, New Delhi, India.

Paresh Mehta
Chief Financial Officer

Paresh Mehta brings over 30 years of experience in accounting & finance. Paresh has been working with Sonasoft since May 2008.  Before joining Sonasoft Paresh was working as controller with Elephantbooks.com from November 2003 through April 2008. Prior to Elephantbooks.com he worked as controller with URUS Industrial Corporation in Canada from February 2002 to October 2003.

Prior to that he worked with Comcraft Group in Kenya, where he worked as controller for various group companies engaged in manufacturing.  Before that he worked as finance manager with Abir Chemicals in India.  Paresh is Chartered Accountant from India and holds CPA certification from Michigan, USA

Family relationships

Neil Kumar Khanna is the son of Nand (Andy) Khanna.

Involvement in certain legal proceedings

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director has been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

Director Compensation

We have previously provided our Directors with stock options as compensation for serving on our board. We currently do not pay our Directors an annual fee for services as members of our Board of Directors or any committee thereof.

Executive Compensation

The following table sets forth the aggregate cash compensation paid by us to (i) our Chief Executive Officer and (ii) our most highly compensated officers:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andy Khanna,	2007	$130,296			$60,000		$60,000		$220,296
President and CEO	2006	$121,919			$60,000		$30,000		$211,919
	2005	$86,000			$50,000		$30,000		$196,000

Bilal Ahmed	2007	$138,624			$12,000				$150,624
	2006	$123,133			$12,000				$135,133
	2005	$101,250			$10,000		$14,750		$126,000

Neil Khanna	2007	$122,913			$12,000				$134,913
	2006	$116,687			$12,000				$126,867
	2005				$10,000		$20,000	$91,000	$121,000

Vas Srinivasan	2007	$123,236			$12,000				$135,236
	2006	$114,183			$12,000				$126,183
	2005				$10,000		$18,500	$103,500	$132,000

W. Patrick Kelly, Sr.	2007				$9,000			$7,750	$16,750
	2006				$9,000			$3,500	$12,500
	2005				$9,000		$12,000	$4,000	$25,000

Employment Agreements

We have entered into employment agreements with Andy Khanna, Bilal Ahmed, Neil Khanna and Thirumalai Srinivasan.  None of the other members of the Board of Directors, our management team or any employees presently have employment agreements with us.

On January 3, 2003, we entered into an executive employment agreement with Andy Khanna to be our President and Chief Executive Officer.  The term of the agreement was for six (6) years and pursuant to the agreement, Mr. Khanna receives a salary of $12,500 per month.  In addition, Mr. Khanna is entitled to such additional benefits as may be approved by the Board of Directors.  In the event the amount is not paid then the salary shall accrue.  We have the right to terminate this agreement without cause and in such event Mr. Khanna will receive a severance payment of sixty (60) months salary. We have subsequently amended the agreement to be extended until December 2013.

On January 3, 2003, we entered into an employment agreement with Bilal Ahmed to be our Vice President of Engineering and Chief Technology Officer.  The term of the agreement was for six (6) years and pursuant to the agreement, Mr. Ahmed receives a salary of $10,000 per month.  In addition, Mr. Ahmed is entitled to such additional benefits as may be approved by the Board of Directors.  In the event the amount is not paid then the salary shall accrue.  We have the right to terminate this agreement without cause and Mr. Ahmed can resign for good cause and in such event Mr. Ahmed will receive a severance payment of twelve (12) months salary.  If Mr. Ahmed is terminated for cause or resigns without good reason then he is not entitled to any severance payment. We have subsequently amended the agreement to be extended until December 2011.

On January 3, 2003, we entered into an employment agreement with Neil Khanna to be our Vice President of Operations.  The term of the agreement was for six (6) years and pursuant to the agreement, Mr. Khanna receives a salary of $10,500 per month.  In addition, Mr. Khanna is entitled to such additional benefits as may be approved by the Board of Directors.  In the event the amount is not paid then the salary shall accrue.  We have the right to terminate this agreement without cause and Mr. Khanna can resign for good cause and in such event Mr. Khanna will receive a severance payment of twelve (12) months salary.  If Mr. Khanna is terminated for cause or resigns without good reason then he is not entitled to any severance payment. We have subsequently amended the agreement to be extended until December 2011.

On June 1, 2003, we entered into an employment agreement with Thirumalai Srinivasan to be our Vice President of Marketing.  The term of the agreement was for six (6) years and pursuant to the agreement, Mr. Srinivasan receives a salary of $10,000 per month.  In addition, Mr. Srinivasan is entitled to such additional benefits as may be approved by the Board of Directors.  In the event the amount is not paid then the salary shall accrue.  We have the right to terminate this agreement without cause and Mr. Srinivasan can resign for good cause and in such event Mr. Srinivasan will receive a severance payment of twelve (12) months salary.  If Mr. Srinivasan is terminated for cause or resigns without good reason then he is not entitled to any severance payment. We have subsequently amended the agreement to be extended until December 2011.

Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Andy Khanna	500,000 100,000 201,388 100,000 72,222	0 0 48,612 100,000 127,778		0.10 0.10 0.20 0.30 0.30	60 days from leaving the company
Bilal Ahmed	300,000 50,000 150,000 40,278 22,222 14,444	0 0 0 9,722 17,778 25,556		0.01 0.10 0.10 0.20 0.30 0.30	60 days from leaving the company
Neil Khanna	250,000 50,000 100,000 40,278 22,222 14,444	0 0 0 9,722 17,778 25,556		0.01 0.10 0.10 0.20 0.30 0.30	60 days from leaving the company
Vas Srinivasan	250,000 50,000 100,000 40,278 22,222 14,444	0 0 0 9,722 17,778 25,556		0.01 0.10 0.10 0.20 0.30 0.30	60 days from leaving the company
W. Patrick Kelly, Sr.	100,000 36,110 24,167 16,667	0 63,890 5,833 13,333		0.10 0.30 0.30 0.30	60 days from leaving the company
Paresh Mehta	100,000	83,334		0.30

SECURITY OWNERSHIP

The following table sets forth, as of October 7 , 2008, certain information regarding the beneficial ownership of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group:

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 7 , 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Andy Khanna President, CEO, Director	1,700,000	4.89%

Common Stock	Garrett Rajkovich Director	3,816,667	10.98%

Common Stock	Dr. Romesh K. Japra, M.D., F.A.C.C. Chairman of the Board	7,239,667	20.82%

Common Stock	Neil Kumar Vice President of Operations	600,000	1.73%

Common Stock	W. Patrick Kelley Sr. Secretary and Director	400,000	1.15%

Common Stock	Paresh Mehta Chief Financial Officer	10,000	*

Common Stock	All executive officers and directors as a group (6)	13,766,334	39.68%

Less than 1%.

(1)The percent of class is based on 34,697,144 shares of common stock issued and outstanding as of October 7 , 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 4, 2007, the company entered into an addendum to the lease agreement for their office space with the owner Garrett Rajkovich, who is a Director of the Company.  In consideration for the unpaid amounts of rent and leasehold improvements, the Company issued a convertible note payable.  On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements could only be made in cash. As of June 30, 2008, a total of $101,858 was owed to the lessor.

Andy Khanna, our President and CEO, purchased 1,450,000 shares on January 2, 2003 at a purchase price of $.01 through a loan from the company in the amount of $14,500.  On September 2 5 , 2008, our board of directors approved the offset of the $14,500 against amounts owed as compensation to Mr. Khanna as an officer of the Company.

Neil Khanna, son of our President Andy Khanna, received 600,000 shares of common stock on January 2, 2003 through a loan from the company in the amount of $6,000.  On September 2 5 , 2008, our board of directors approved the offset of the $6,000 against amounts owed as compensation to Mr. Khanna as an employee of the Company.

W. Patrick Kelly, our director, received 400,000 shares of common stock on January 2, 2003 through a loan from the company in the amount of $4,000.  On September 2 5 , 2008, our board of directors approved the offset of the $4,000 against amounts owed as compensation to Mr. Kelly as an officer of the Company.

It may be determined that the above referenced loans made to our executive officers may be inconsistent with Section 13(k) of the Exchange Act.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, no par value, of which 34,697,144 shares were issued and outstanding as of October 7 , 2008.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. There is no cumulative voting with respect to the election of directors with the result that the holders of more than 50% of the shares of common stock and other voting shares voted for the election of directors can elect all of the directors.

The holders of shares of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore, and, upon liquidation are entitled to share pro rata in any distribution to holders of common stock, subject to the right of holders of outstanding preferred stock. No dividends have ever been declared by the Board of Directors on the common stock. See “Dividend Policy.”  Holders of our common stock have no preemptive rights.  There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All of the outstanding shares of common stock are, and all shares sold hereunder will be, when issued upon payment therefore, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Preferred stock may be authorized and issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to authorize and issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of California. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and California law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Transfer Agent

Our transfer agent is Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 6,954,430 shares of our common stock held by 125 shareholders. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 7 , 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Aby Mathew (23)	135,694	27,139	108,555	*
Adeel Manzoor and Maria Aziz Adeel (24)	16,667	3,333	13,334	*
Adnan Khan (25)	13,967	2,793	11,174	*
Ajit Pal & Surinda Sandhu (26)	250,000	50,000	200,000	*
Alembic Research Inc. Defined Benefit Pension Plan (1) (27)	175,000	35,000	140,000	*
Alfred Frank Kelly and Mrilyn Kelly (28)	166,667	33,333	133,334	*
Anand Patel (29)	40,000	8,000	32,000	*
Andy Khanna (30)	1,700,000	340,000	1,360,000	3.9
Andy Walsky (31)	883,333	176,667	706,666	2
Anne Keith (32)	166,667	33,333	133,334	*
Anslow & Jaclin LLP (2) (33)	100,000	20,000	80,000	*
Anurag Chandra (34)	15,000	3,000	12,000	*
ASC Computer Software (3) (35)	55,000	11,000	44,000	*
Ashok Mannava (36)	33,333	6,667	26,666	*
Ashwani Bindal (37)	625,000	125,000	500,000	1.4
Ashwin K. Rajput & Paramprret Kaur (38)	40,000	8,000	32,000	*
Benson Yeung (39)	10,000	2,000	8,000	*
Bharat Pothuri (40)	33,333	6,667	26,666	*
Bob & Jane Kurup (41)	375,000	75,000	300,000	*
Bob Serafini (42)	234,708	46,942	187,766	*
Brad McGehee (43)	34,251	6,850	27,401	*
Calero lot # 2 Partners (4) (44)	250,000	50,000	200,000	*
Carlos Ramos (45)	16,667	3,333	13,334	*
Crossfire Venture LLC (5) (46)	333,333	66,667	266,666	*
David & Cathy Chaladoff (47)	166,666	33,333	133,333	*
David & Cathy Chaladoff Trustees of Chaladoff Living Trust (6) (48)	643,334	128,667	514,667	1.5
David Rajkovich (49)	250,000	50,000	200,000	*
Deepa Japra (50)	500,000	100,000	400,000	1.2
Demattei Family Properties LLC (7) (51)	100,000	20,000	80,000	*
Diane Caylor (52)	50,000	10,000	40,000	*

Diane Poremsky (53)	17,333	3,467	13,866	*
Dominic. Guzzetti (54)	16,388	3,278	13,110	*
Edesigns (8) (55)	25,000	5,000	20,000	*
Elephantbooks.com (9) (56)	50,000	10,000	40,000	*
Eric Guerin (57)	20,000	4,000	16,000	*
Frank He and Dangling Zhang (58)	75,000	15,000	60,000	*
Gary Morgan (59)	116,667	23,333	93,334	*
Gerry Guerin (60)	25,000	5,000	20,000	*
Harshvardhan Sharangapani (61)	727,800	145,560	582,240	1.7
Hasnain S. Jeffery and Seema Daud (62)	43,333	8,667	34,666	*
Haven Pell (63)	15,000	3,000	12,000	*
Hyla Marrow (64)	176,667	35,333	141,334	*
James A. Macdonald (65)	100,000	20,000	80,000	*
James Kelleher (66)	698,616	139,723	558,893	1.6
Jay Japra (67)	2,625,000	525,000	2,100,000	6
Jim Gilmer (68)	275,000	55,000	220,000	*
Jin Zhang (69)	30,000	6,000	24,000	*
Joanna Laznicka (70)	62,000	12,400	49,600	*
John Mallory (71)	10,000	2,000	8,000	*
John Wagner (72)	250,000	50,000	200,000	*
Joseph Rapp & Anne Raap (73)	166,667	33,333	133,334	*
Judge Arora (74)	250,000	50,000	200,000	*
Jyanti Investmets Company,LLC (10) (75)	250,000	50,000	200,000	*
Kalyan Lingam and Deepa Lingam (76)	50,000	10,000	40,000	*
Kanwar Chadha (77)	5,000	1,000	4,000	*
Kapil Talwar (78)	250,000	50,000	200,000	*
Karan Gupta (79)	25,000	5,000	20,000	*
Kenneth Fishman (80)	483,333	96,667	386,666	1.1
Kenneth Tersini (81)	500,000	100,000	400,000	1.2
L. Prasad Babu Sajja (82)	33,333	6,667	26,666	*
Lafrance Family Trust (11) (83)	333,333	66,667	266,666	*
Larry & Pamela Grider (84)	16,667	3,333	13,334	*
Llavanya & Saw Chin Fernando Living Trust (12) (85)	115,000	23,000	92,000	*
Louie & June Tersini (86)	400,000	80,000	320,000	*
Louie Orlando (87)	120,000	24,000	96,000	*
Mannava Kang (88)	33,333	6,667	26,666	*
Maria & Rogerio Silveria (89)	33,334	6,667	26,667	*
Maria Salemi (90)	333,333	66,667	266,666	*
Mark A. Kohls & Betty Durso (91)	40,000	8,000	32,000	*
Mark Tersini (92)	400,000	80,000	320,000	*
Mel Synder (93)	170,000	34,000	136,000	*
Melissa Sargent (94)	16,667	3,333	13,334	*
Michael and Margaret Veprinsky (95)	333,333	66,667	266,666	*
Mike Higgins (96)	5,000	1,000	4,000	*
Mike Khanna (97)	600,000	120,000	480,000	1.4
Mike Vaprinsly (98)	50,000	10,000	40,000	*
Mohan Trikha (99)	75,000	15,000	60,000	*
Muhammad and Tabassum Alam (100)	16,667	3,333	13,334	*

Neil Khanna (101)	600,000	120,000	480,000	1.4
Nelly Baldan Badia (102)	6,667	1,333	5,334	*
Next Century Technologies, Inc. (13) (103)	20,000	4,000	16,000	*
Nick and Mary Rajkovich (104)	750,000	150,000	600,000	1.7
Paresh Mehta (105)	10,000	2,000	8,000	*
Penelope M. Pilkington (106)	33,333	6,667	26,666	*
Pramesh Patel (107)	33,334	6,667	26,667	*
Preger Community Trust (14) (108)	166,667	33,333	133,334	*
Qumar Ul Hussan (109)	16,667	3,333	13,334	*
R.Japra & S.Japra TTEE Japra Family Trust (15) (110)	3,041,667	608,333	2,433,334	6.99
Raj Pochiraju (111)	30,000	6,000	24,000	*
Rajkovich Family 2006 Irrevocable Trust (16) (112)	3,816,667	763,333	3,053,334	8.8
Ramesh Karipineni (113)	166,667	33,333	133,334	*
Randall Rajkovich (114)	250,000	50,000	200,000	*
Rao Yalamanchili (115)	166,667	33,333	133,334	*
Ratika Japra Paul (116)	500,000	100,000	400,000	1.2
Rick Caylor (117)	183,334	36,667	146,667	*
Rity Riyat & Jagdish Riyat (118)	33,333	6,667	26,666	*
Robert Lighton (119)	616,666	123,333	493,333	1.4
Rohit Sajja and Praveena Ramineni (120)	16,667	3,333	13,334	*
Ronald Huynh (121)	16,667	3,333	13,334	*
Ross Herrera (122)	15,000	3,000	12,000	*
Roy Kumar (123)	551,388	110,278	441,110	1.3
Sanjay Jain and Manisha Jain (124)	250,000	50,000	200,000	*
Scott Khanna (125)	650,000	130,000	520,000	1.5
Seetharamaiah Mannava (126)	33,333	6,667	26,666	*
Shalini Vikas (127)	48,610	9,722	38,888	*
Shannon Snyder (128)	66,667	13,333	53,334	*
Shaula Enterprises,LLC (17) (129)	83,334	16,667	66,667	*
Shayam Maddali (130)	40,555	8,111	32,444	*
Sheetal D. Nayyer & Amit H Nayyar (131)	40,000	8,000	32,000	*
Shikha Bindal (132)	625,000	125,000	500,000	1.4
Shivan Bindal (133)	841,666	168,333	673,333	1.9
SQL Server Central.com (18) (134)	18,000	3,600	14,400	*
Steven Wanger (135)	50,000	10,000	40,000	*
Strangis Family Trust (19) (136)	333,333	66,667	266,666	*
Sujatha Ganesan (137)	300,000	60,000	240,000	*
Susan J. Reynolds (138)	33,333	6,667	26,666	*
Tek Advisor (20) (139)	150,000	30,000	120,000	*
The Sekhon Family 2001 Trust (21) (140)	166,667	33,333	133,334	*
The Snyder 1998 Revocable Trust (22) (141)	704,834	140,967	563,867	1.6
Vanitha K. Reddy (142)	33,333	6,667	26,666	*
Vikram Paul (143)	573,000	114,600	458,400	1.3
Vilash K. Reddy (144)	33,333	6,667	26,666	*
Vinay Khanna (145)	253,333	65,667	187,666	*
Vishal Wadhwa & Jasleen Har Wadhwa (146)	50,000	10,000	40,000	*
W. Patrick Kelley, Sr. (147)	400,000	80,000	320,000	*

* Less than one (1%) percent.

1.	Kenneth Miller is the trustee of Alembic Research and has voting control over its shares of the Company common stock.
2.	Richard I. Anslow is the beneficial owner of Anslow & Jaclin, LLP and has voting control over its shares of the Company common stock.
3.	Rudy Martin is the principal of ASC Computer Software and has voting control over its shares of the Company common stock.
4.	Garrett Rajkovich and Michael Veprinsky are the principals of Calero #2 Partners and has voting control over its shares of the Company common stock.
5.	John Dunning is the managing member of Crossfire Venture, LLC and has voting control over its shares of the Company’s common stock.
6.	David & Cathy Chaladoff are the Trustees of the David and Cathy Trustees of Chaladoff Living Trust and have voting control over its shares of the Company common stock.
7.	Anthony Demattei is the managing member of the Demattei Family Proerties LLC and has voting control over its shares of the Company common stock.
8.	Jeff Rumney is the beneficial owner of E Designs and has voting control over its shares of the Company common stock.
9.	Mihir Chandaria is the principal of ElephantBooks.com and has voting control over its shares of the Company common stock.
10.	Samihta Jayanti and Ignacio Jayanti are the principals of Jyanti Investments Company, LLC and have voting control over its shares of the Company common stock.
11.	Sara and Leonard LaFrance are the Trustees of the LaFrance Family Trust and have voting control over its shares of the Company common stock.
12.	Llavanya and Saw Chin are the Trustees of Llavanya and Saw Chin Fernando Living Trust and have voting control over its shares of the Company common stock.
13.	Ron Wright is the beneficial owner of Next Century Technologies Inc. and has voting control over its shares of the Company common stock.
14.	Robert and Eleanor Preger are the Trustee of the Preger Community Trust and has voting control over it shares of the Company common stock.
15.	Romesh and Sunita Japra are the Trustees of the R. Japra & S. Japra TTEE Japra Family Trust and have voting control over its shares of the Company common stock.
16.	Garrett Rajkovich are the Trustees of the Rajkovich Family 2006 Investment Trust and have voting control over its shares of the Company common stock.
17.	Javed Ellahie is the beneficial owner of Shaula Enterprises, LLC and has voting control over its shares of the Company common stock.
18.	Brad McGehee is the beneficial owner of SQL Server Central.com and has voting control over its shares of the Company common stock.
19.	Robert Strangis is the Trustee of the Strangis Family Trust and has voting control over its shares of the Company common stock.
20.	Scott Khanna is the beneficial owner of Tek Advisors and has voting control over its shares of the Company common stock.
21.	Gurdip and Jaswinder Sekhon are the Trustees of the Sekhon Family 2001 Trust and have voting control over its shares of the Company common stock.
22.	William and Kristen Snyder are the Trustees of the Snyder 1998 Revocable Trust and have voting control over its shares of the Company common stock.
23.	Aby Mathew received 135,694 shares on October 2, 2006 for services rendered valued at $5,194.40.
24.	Adeel Manzoor and Maria Aziz Adeel purchased 16,667 shares of common stock on March 31, 2008 at a price per share of $.30.
25.	Adnan Khan received 13, 967 shares on March 31, 2008 for services rendered valued at $4,190.10.
26.	Ajit Pal & Surinda Sandu purchased 250,000 of common stock on January 10, 2005 at a price per share of $.20.
27.	Alembic Research Inc. Defined Benefit Pension Plan purchased 175,000 shares of common stock on October 2, 2006 at a price per share of $.30.
28.	Alfred Frank Kelly and Mrilyn Kelly purchased 166,667 shares of common stock on July 19, 2006 at a purchase price per share of $.30.
29.	Anand Patel purchased 40,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
30.
Andy Khanna purchased 250,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01and purchased 1,450,000 shares on January 2, 2003 at a purchase price of $.01 through a loan from the Company.

31.	Andy Walsky purchased 833,333 shares of common stock on March 27, 2007 at a purchase price per share of $.30.
32.	Anne Keith purchased 166,667 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
33.	Anslow & Jaclin LLP received 100,000 shares of common stock on March 31, 2008 for services rendered valued at $30,000.
34.	Anurag Chandra purchased 15,000 shares of common stock on November 1, 2006 at a purchase price per share of $.20.

35.	ASC Computer Software received 55,000 shares of common stock on March 31, 2008 for services rendered valued at $16,500.
36.	Ashok Mannava purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
37.	Ashwani Bindal purchased 250,000 shares of common stock on November 8, 2004 and 375,000 shares of common stock on July 10, 2005 at a purchase price per share of $.20.
38.	Ashwan K. Rajput & Paramprret Kaur purchased 40,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
39.	Benson Yeung received 10,000 shares of common stock on June 30, 2004 for services rendered valued at $1,000.
40.	Bharat Pothuri purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
41.	Bob & Jane Kurup purchased 250,000 shares of common stock on January 10, 2005 and 125,000 shares of common stock on July 10, 2005 at a purchase price per share of $.20.
42.	Bob Serafini received 234,708 shares of common stock on August 2004 for services rendered valued at $23,470.80.
43.
Brad McGehee received 18,000 shares of common stock on June 23, 2004 for services rendered valued at $1,800; 4,475 shares of common stock on May 21, 2005 for services rendered valued at $895; 7,776 shares of common stock on January 28, 2006 for services rendered valued at $$2,332.80; and 4,000 shares of common stock on February 8, 2007 for services rendered valued at $1,200.

44.	Calero lot #2 Partners purchased 250,000 shares of common stock on January 10, 2005 at a purchase price per share of $.20.
45.	Carlos Ramos purchased 16,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
46.	Crossfire Venture LLC purchased 33,333 shares of common stock on March 31, 2008 and 300,000 shares of common stock on June 22, 2007 at a purchase price per share of $.30.
47.	David & Cathy Chaladoff purchased 166,666 shares of common stock on August 18, 2006 at a purchase price per share of $.30.
48.
David & Cathy Chaladoff Trustees of Chaladoff Living Trust purchased 333,334 shares of common stock on August 18, 2006; 200,000 shares of common stock on October 2, 2006; and 105,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30.

49.	David Rajkovich purchased 250,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01.
50.	Deepa Japra purchased 500,000 shares of common stock on January 10, 2005 at a purchase price per share of $.20.
51.	Demattei Family Properties LLC purchased 100,000 shares of common stock on July 25, 2007 at a purchase price per share of $.30.
52.	Diane Caylor purchased 50,000 shares of common stock on September 24, 2006 at a purchase price per share of $.30.
53.	Diane Poremsky received 17,333 shares of common stock on March 31, 2008 for services rendered valued at $5,199.90.
54.
Dominic Guzetti purchased 14,166 shares of common stock on March 31, 2007 at a purchase price per share of $.20; 1,888 shares of common stock on March 31, 2007 at a purchase price per share of $.30; and a loan of 334 shares on March 31, 2007.

55.	Edesigns received 25,000 shares of common stock on March 31, 2008 for services rendered valued at $7,500.
56.	Elephantbooks.com received 50,000 shares of common stock on March 31, 2008 for services rendered valued at $15,000.
57.	Eric Guerin received 10,000 shares of common stock on November 20, 2003 valued at $1,000 and 10,000 shares of common stock on June 30, 2004 valued at $1,000.
58.
Frank He and Dangling Zhang purchased 50,000 shares of common stock on February 18, 2005 at a purchase price per share of $.20 and 25,000 shares of common stock on January 10, 2008 at a purchase price per share of $.30.

59.	Gary Morgan purchased 41,667 shares of common stock on March 24, 2006 and 75,000 shares of common stock on January 10, 2008 at a purchase price per share of $.30.

60.	Gerry Guerin received 25,000 shares of common stock on August 30, 2004 for services rendered valued at $2,500.
61.
Harshvardhan Sharangapani purchased 690,000 shares of common stock on October 2, 2006 at a purchase price per share of $.30; received 22,500 shares of common stock on January 15, 2007 for services rendered valued at $6,750; received 7,500 shares of common stock on April 15, 2007 for services rendered valued at $2,250; and purchased 7,800 shares of common stock on June 12, 2007 at a purchase price per share of $.30.

62.	Hasnain S. Jeffery and Seema Daud purchased 43,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
63.	Haven Poll received 15,000 shares of common stock on October 15, 2006 for services rendered valued at $4,500.
64.	Hyla Marrow purchased 176,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
65.	James A. Macdonald purchased 100,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
66.
James Kelleher received 25,000 shares of common stock on June 30, 2004 for services rendered valued at $2,500; purchased 25,000 shares of common stock on February 18, 2005 at a purchase price per share of $.20; received 10,000 shares of common stock on October 19, 2005 for services rendered valued at $1,000; received 16,666 shares of common stock on January 28, 2006 for services rendered valued at $4999.80; received 20,000 shares of common stock on July 15, 2006 for services rendered valued at $6,000; received 31,950 shares of common stock on October 2, 2006 for services rendered valued at $9,585; received 30,000 shares of common stock on February 8, 2007 for services rendered valued at $9,000; purchased 225,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30; received 20,000 shares of common stock on April 15, 2007 for services rendered valued at $6,000; received 15,000 shares of common stock on January 10, 2008 for services rendered valued at $4,500; received 50,000 shares of common stock on March 31, 2008 for services rendered valued at $15,000; and received 5,000 shares of common stock on May 5, 2008 for services rendered valued at $1,500.

67.
Jay Japra purchased 2,000,000 shares of common stock on March 12, 2004 at a purchase price per share of $.20 and purchased 625,000 shares of common stock on November 1, 2004 at a purchase price per share of $.30.

68.
Jim Gilmer purchased 200,000 shares of commons stock on March 17, 2003 at a purchase price per share of $.01; received 25,000 shares of common stock on June 30, 2004 for services rendered valued at $2,500; and purchased 50,000 shares of common stock on July 14, 2006 at a purchase price per share of $.30.

69.	Jim Zhang purchased 30,000 shares of common stock on October 19, 2005 at a purchase price per share of $.10.
70.
Joanna Laznicka received 25,000 shares of common stock on May 21, 2005 for services rendered valued at $5,000; received 12,800 shares of common stock on January 28, 2006for services rendered valued at $3,840; received 19,200 shares of common stock on February 8, 2007 for services rendered valued at $5,76; and received 5,000 shares of common stock on January 10, 2008 for services rendered valued at $1,500.

71.	John Mallory received 10,000 shares of common stock on June 30, 2004 for services rendered valued at $1,000.
72.	John Wagner purchased 250,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01.
73.	Joseph Rapp & Anne Raap purchased 166,667 shares of common stock on May 5, 2008 at a purchase price per share of $.30.
74.	Judge Arora purchased 250,000 shares of common stock on October 23, 2006 at a purchase price per share of $.30.
75.	Jyanti Investments Company, LLC purchased 250,000 shares of common stock on October 2, 2006 at a purchase price per share of $.30.
76.	Kalyan Lingam and Deepa Lingam purchased 50,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30
77.	Kanwar Chadha received 5,000 shares of common stock on June 30, 2004 for services rendered valued at $500.
78.	Kapil Talwar purchased 250,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
79.	Karen Gupta received 25,000 shares of common stock on August 1, 2004 for services rendered valued at $2,500.

80.
Kenneth Fishman purchased 150,000 shares of common stock on February 21, 2006 at a purchase price per share of $.30 and purchased 333,333 shares of common stock on April 15, 2007 at a purchase price per share of $.30.

81.	Kenneth Tersini purchased 500,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
82.	L. Prasad Babu Sajja purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
83.	Lafrance Family Trust purchased 333,333 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
84.	Larry & Pamela Gider purchased 16,667 shares of common stock on January 10, 2008 at a purchase price per share of $.30.
85.	Llavanya & Saw Chin Fernando Living Trust purchased 100,000 shares of common stock on December 15, 2004 at a purchase price per share of $.01.
86.	Louie & June Tersini purchased 400,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
87.
Louie Orlando purchased 41,667 shares of common stock on March 24, 2006 at a purchase price per share of $.30; received 3,300 shares of common stock on October 25, 2007 for services rendered valued at $990; purchased 75,000 shares of common stock on January 10, 2008 at a purchase price per share of $.30; and received a loan in the amount of 33 shares.

88.	Mannava Kang purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
89.	Maria & Rogerio Silveria purchased 33,334 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
90.	MariaSalemi purchased 333.333 shares of common stock on December 6, 2006 at a purchase price per share of $.30.
91.	Mark A. Kohls & Betty Durso purchased 40,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
92.	Mark Tersini purchased 400,000 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
93.
Mel Snyder purchased 100,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01 and purchased 70,000 shares of common stock on November 20, 2003 at a purchase price per share of $.20.

94.	Melissa Sargent purchased 16,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
95.	Michael and Margaret Veprinsky purchased 333,333 shares of common stock on July 18, 2006 at a purchase price per share of $.30.
96.	Mike Higgins received 5,000 shares of common stock on June 30, 2004 for services rendered valued at $500.
97.	Mike Khanna received 600,000 shares of common stock on January 2, 2003 as a loan.
98.	Mike Vaprinsky purchased 50,000 shares of common stock on January 2, 2003 at a purchase price per share of $.01.
99.
Mohan Trikha purchased 25,000 shares of common stock on October 3, 2003 at a purchase price per share of $.20; received 25,000 shares of common stock on June 4, 2004 for services rendered valued at $2,500; and purchased 25,000 shares of common stock on June 30, 2004 at a purchase price per share of $.10.

100.	Muhammad and Tabassum Alam purchased 16,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
101.	Neil Khanna received 600,000 shares of common stock on January 2, 2003 through a loan from the Company.
102.	Nelly Baldan Badia purchased 6,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
103.	Next Century Technologies, Inc. received 20,000 shares of common stock on February 27, 2008 for services rendered valued at $6,000
104.
Nick and Mary Rajkovich purchased 500,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01 and purchased 250,000 shares of common stock on January 10, 2005 at a purchase price per share of $.20.

105.	Paresh Mehta received 10,000 shares of common stock on March 31, 2008 for services rendered valued at $3,000.

106.	Penelope M. Pilkington purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
107.	Pramesh patel purchased 33,334 shares of common stock on April 23, 2008 at a purchase price per share of $.30.
108.	Preger Community Trust purchased 166,667 shares of common stock on April 15, 2007 at a purchase price per share of $.30.
109.	Qumar Ul Hussan purchased 16,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
110.
R. Japra & S. Japra TTEE Japra Family Trust purchased 2,000,000 shares of common stock on October 3, 2003 at a purchase price per share of $.10; purchased 625,000 shares of common stock on July 10, 2005 at a purchase price per share of $.20; and purchased 416,667 shares of common stock on February 21, 2006 at a purchase price per share of $.30.

111.	Raj Pochiraju received 30,000 shares of common stock on August 1, 2004 for services rendered valued at $300.
112.
Rajkovich Family 2006 Irrevocable Trust purchased 900,000 shares of common stock on January 2, 2003 at a purchase price per share of $.01; purchased 1,250,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01; purchased 625,000 shares of common stock on November 1, 2004 at a purchase price per share of $.20; purchased 625,000 shares of common stock on July 10, 2005 at a purchase price per share of $.20; and 416,667 shares of common stock on February 21, 2006 at a purchase price per share of $.30.

113.	Ramesh Karipineni purchased 166,667 shares of common stock on February 21, 2006 at a purchase price per share of $.30.
114.	Randall Rajkovich purchased 250,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01.
115.	Rao Yalamanchili purchased 166,667 shares of common stock on February 21, 2006 at a purchase price per share of $.30.
116.	Ratika Japra Paul purchased 500,000 shares of common stock on January 10, 2005 at a purchase price per share of $.20.
117.
Rick Caylor purchased 75,000 shares of common stock on February 21, 2006 at a purchase price per share of $.30; purchased 50,000 shares of common stock on July 14, 2006 at a purchase price per share of $.30; received 50,000 shares of common stock on May 1, 2007 for services rendered valued at $15,000; and purchased 8,334 shares of common stock on March 31, 2008 at a purchase price per share of $.30.

118.	Rity Riyat & Jagdish Riyat purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
119.
Robert Lighton purchased 333,333 shares of common stock on April 15, 2007 at a purchase price per share of $.30; purchased 216,666 shares of common stock on May 1, 2007 at a purchase price per share of $.30; and purchased 66,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.

120.	Rohit Sajja and Praveena Ramineni purchased 16, 667 shares of common stock at a purchase price per share of $.30.
121.	Ronald Huynh purchased 16,667 shares of common stock at a purchase price per share of $.30.
122.	Rose Herrera received 15,000 shares of common stock for services rendered valued at $6,600.
123.
Roy Kumar purchased 450,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01; received 88,888 shares on August 1, 2004 for services rendered valued at $88.88 and received 12,500 shares of common stock for services rendered valued at $1,250.

124.	Sanjay Jain and Manisha Jain purchased 250,000 shares of common stock on October 2, 2006 at a purchase price per share of $.30.
125.
Scott Khanna purchased 50,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01 and purchased 600,000 shares of common stock on January 2, 2003 at a purchase price per share of $.01.

126.	Seetharamaiah Mannava purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
127.
Shalini Vikas received 44,444 shares of common stock on August 1, 2004 for services rendered valued at $444.44 and received 4166 shares of common stock on August 1, 2004 for services rendered valued at $416.60.

128.	Shannon Snyder received 66,667 shares of common stock on October 25, 2007 for services rendered valued at $20,000.10.

129.	Shaula Enterprises, LLC purchased 83,334 shares of common stock on April 18, 2008 at a purchase price per share of $.30.
130.	Shayam Maddali received 39,722 shares of common stock on May 15, 2004 for services rendered valued at $397.22 and 833 shares of common stock on May 15, 2004 for services rendered valued at $83.30.
131.	Sheetal D. Nayyer & Amit H Nayyer purchased 40,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
132.
Shikha Bindal purchased 500,000 shares of common stock on January 10, 2005 at a purchase price per share of $.20 and purchased 125,000 shares of common stock on July 10, 2005 at a purchase price per share of $.20.

133.
Shivan Bindal purchased 50,000 shares of common stock on June 28, 2004 at a purchase price per share of $.10; purchased 750,000 shares of common stock on August 30, 2004 at a purchase price per share of $.20; and purchased 41,666 shares of common stock on January 23, 2007 at a purchase price per share of $.20.

134.	SQL Server Central.com received 18,000 shares of common stock on August 1, 2004 for services rendered valued at $1,800.
135.	Steven Wanger purchased 50,000 shares of common stock on September 1, 2004 at a purchase price per share of $.20.
136.	Strangis Family Trust purchased 333,333 shares of common stock on October 31, 2006 at a purchase price per share of $.30.
137.
Sujatha Ganesan purchased 150,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01; purchased 1000,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01; and receveid 50,000 shares of common stock on January 23, 2007 for services rendered valued at $15,000.

138.	Susan J. Reynolds purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
139.	Tak Advisor purchased 150,000 shares of common stock on March 24, 2006 at a purchase price per share of $.30.
140.	The Sekhon Family 2001 Trust purchased 166,667 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
141.
The Snyder 1998 Revocable Trust purchased 133,333 shares of common stock on April 15, 2007 at a purchase price per share of $.30; purchased 166,667 shares of common stock on June 13, 2007 at a purchase price per share of $.30; purchased 216,667 shares of common stock on July 15, 2007 at a purchase price per share of $.30; purchased 166,667 shares of common stock on November 17, 2007 at a purchase price per share of $.30; and received 21,500 shares of common stock on December 7, 2007 for services rendered valued at $6,450.

142.	Vanitha K. Reddy purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
143.
Vikram Paul purchased 323,000 shares of common stock on February 21, 2006 at a purchase price per share of $.30 and purchased 250,000 shares of common stock on April 28, 2008 at a purchase price per share of $.30.

144.	Vilash K. Reddy purchased 33,333 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
145.
Vinay Khanna purchased 100,000 shares of common stock on March 17, 2003 at a purchase price per share of $.01; purchased 25,000 shares of common stock on October 3, 2003 at a purchase price per share of $.10; purchased 33,333 shares of common stock on April 10, 2006 at a purchase price per share of $.30; and purchased 95,000 shares of common stock on May 31, 2006 at a purchase price per share of $.20.

146.	Vishal Wadwa & Jaslee Har Wadhawa purchased 50,000 shares of common stock on March 31, 2008 at a purchase price per share of $.30.
147.	W. Patrick Kelly received 400,000 shares on January 2, 2003 through a loan from the Company

We do not have any arrangement with any broker-dealer for it to act as an underwriter for the sale of the shares included herein for any of the selling stockholders. Each of the selling stockholders purchased or received the shares offered by it in this prospectus in the ordinary course of business, and at the time of purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person for the distribution of such shares.

LEGAL PROCEEDINGS

The Company is currently involved in litigation with a former employee over the amount of and the nature of compensation provided upon such employee’s departure from the Company. The Company filed a response to the former employee’s complaint denying all allegations.

The amount in controversy includes (i) $29,000, if plaintiff prevails (ii) attorney’s fees, if plaintiff prevails, (iii) statutory penalties of up to $10,000 if plaintiff prevails, and (iv) exemplary and treble damages if the plaintiff prevails on the claims in his complaint that provide for such damages.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.30 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.30 until a market develops for the stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling shareholders may be deemed to be underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $46,101.

LEGAL MATTERS

Anslow + Jaclin, LLP, Manalapan, New Jersey passed upon the validity of the common stock being offered hereby.

EXPERTS

Included in the Prospectus constituting part of this Registration Statement are financial statements for fiscal 2007 and 2006, which have been audited by Webb & Co. PA, an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov .

SONASOFT CORP.

CONTENTS

PAGE	F-1	BALANCE SHEET AS OF JUNE 30, 2008 (UNAUDITED)

PAGE	F-2	STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED)

PAGE	F-3	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE SIX MONTHS ENDED JUNE 30, 2008 (UNAUDITED)

PAGE	F-4	STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007(UNAUDITED)

PAGES	F-5 - F-12	NOTES TO UNAUDITED FINANCIAL STATEMENTS

SONASOFT CORP.
BALANCE SHEET
(Unaudited)

ASSETS
As of June 30,
2008
Current Assets
Cash	$777,362
Accounts Receivable, net	168,215
Other Current Assets	4,419
Total Current Assets	949,996

Fixed Assets, net	77,320

Deposit	6,000
Intangible assets, net	2,638
Total Other Assets	8,638

Total Assets	$1,035,954

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$113,781
Accrued expenses - related party	982,767
Accrued expenses -non related party	486,090
Royalty payable	135,991
Convertible notes payable - related party	101,858
Total Liabilities	1,820,487

Commitments and Contingencies	-

Stockholders' Deficiency
Common stock, no par value; 100,000,000 shares authorized,
34,697,144 shares issued and outstanding	7,168,456
Stock Subscription Receivable	(30,611)
Accumulated deficit	(7,922,378)
Total Stockholders' Deficiency	(784,533)

Total Liabilities and Stockholders' Deficiency	$1,035,954

See notes to accompanying unaudited financial statements

F-1

SONASOFT CORP.
STATEMENT OF OPERATIONS
(Unaudited)

	For the Six Months Ended June 30,
	2008	2007
Revenue	$458,913	$342,970

Operating Expenses
Officer's Compensation	66,000	66,000
Office Salaries	506,187	562,832
Consulting Fees	127,314	99,811
Marketing and Advertising	21,921	59,896
Rent	76,886	38,126
Payroll Taxes	60,031	71,257
General and administrative	460,867	300,994
Research and Development	199,837	203,887
Total Operating Expenses	1,519,043	1,402,804

Net loss from Operations	(1,060,130)	(1,059,834)

Other Income (Expense)
Interest Income	13,349	16,957
Other Income	-	100
Other Expense	-	(105)
Royalty Expense	(24,002)	(17,149)
Total Other Income (Expense)	(10,653)	(197)

Loss from Operations before Provision for Income Taxes	(1,070,783)	(1,060,031)

Provision for Income Taxes	-	-

Net Loss	$(1,070,783)	$(1,060,031)

Loss per Common Share - Basic and Diluted	$(0.03)	$(0.04)

Weighted average number of shares outstanding
during the period - Basic and Diluted	32,377,241	27,168,951

See notes to accompanying unaudited financial statements

F-2

SONASOFT CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(UNAUDITED)
						Stock
	Preferred Stock		Common Stock		Paid In	Subscription	Accumulated
	Shares	Par	Shares	Par	Capital	Receivable	Deficit	Total

Balance, December 31, 2007	-	$-	32,252,477	-	$6,306,171	$(30,601)	$(6,851,595)	$(576,025)

Stock subscription receivable	-		33	-	10	(10)		-

Stock issued to employees	-	-	-	-	128,885			128,885

Stock issued for services	-		459,110	-	137,733			137,733

Stock issued for cash			1,985,524	-	595,657			595,657

Net Loss	-	-	-	-			(1,070,783)	(1,070,783)

Balance, June 30, 2008	-	$-	34,697,144	-	$7,168,456	$(30,611)	$(7,922,378)	$(784,533)

See notes to accompanying unaudited financial statements

F-3

SONASOFT CORP.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2008	2007
Cash Flows From Operating Activities:
Net Loss	$(1,070,783)	$(1,060,031)
Adjustments to reconcile net loss to net cash used in operations
Issuances of shares for services rendered	137,733	26,065
Options issued to employees	128,885	120,550
Depreciation	12,120	9,858
Changes in operating assets and liabilities:
Accounts Receivable	(56,910)	85,705
Current Assets	1,239	(283)
Accrued Expenses	2,701	14,578
Accrued Expenses - related party	9,000	(3,500)
Royalty Payable	24,003	17,149
Accounts Payable	29,200	(7,581)
Net Cash Used In Operating Activities	(782,812)	(797,490)

Cash Flows From Investing Activities:
Purchase of Assets	(3,303)	(24,763)
Net Cash Used In Investing Activities	(3,303)	(24,763)

Cash Flows From Financing Activities:
Proceeds from loans payable	28,886	-
Common Stock issued for cash	595,657	1,461,572
Net Cash Provided by Financing Activities	624,543	1,461,572

Net Increase in Cash	(161,572)	639,319

Cash at Beginning of Period	938,934	1,053,756

Cash at End of Period	$777,362	$1,693,075

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

See notes to accompanying unaudited financial statements

F-4

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

 NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

SONASOFT CORPORATION, Inc.  (The "Company") was incorporated under the laws of the State of California on December 18, 2002. The Company develops software that automates the disk-to-disk backup and recovery process for Microsoft Exchange, SQL and Windows Servers with integrated data protection, high availability and disaster recovery solutions.

The unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United State of America for annual financial statements. However, the information included in these interim financial statements reflects all adjustments ( consisting solely of normal recurring adjustments) which are, in the opinion of management , necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At June 30, 2008, the Company had approximately $641,174 in cash balances at financial institutions which were in excess of the FDIC insured limits.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of June 30, 2008, there were 6,590,000 common share equivalents outstanding. Common stocks equivalents have been excluded from the diluted net loss per share as the amounts are anti-diluted.

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include expensing of employee compensation and employee stock based compensation.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards Board Statement of Financial Accounting Standard NO. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date

F-5

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

(G) Revenue Recognition

Revenue is recognized when earned in accordance with applicable accounting standard, including SOP 97-2, as amended. Revenue from software arrangements with end users is recognized upon final delivery of the software, provided that collection is probable and no significant obligations remain. Maintenance arrangement revenue is deferred and recognized over the service period.

(H) Property & Equipment

We record our property and equipment at cost and depreciate these assets on a straight-line basis to their estimated residual values over their estimated useful lives of 3 to 7 years.

(I) Stock-Based Compensation

The Company accounts for its stock-based compensation under the provisions of SFAS No.123(R) “Accounting for Stock Based Compensation.”  Under SFAS No. 123(R), the Company is permitted to record expenses for stock options and other employee compensation plans based on their fair value at the date of grant. Any such compensation cost is charged to expense on a straight-line basis over the periods the options vest. If the options had cashless exercise provisions, the Company utilized variable accounting.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

(J) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts receivable, accounts payable and accrued expenses approximate their fair value due to the relatively short period to maturity for these instruments.

(K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(L) Advertising Costs

Advertising costs are expensed as incurred and include the costs of public relations activities. These costs are included in selling, general and administrative expenses and totaled $21,921 in the six months ended June 30, 2008.

F-6

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

(M) Identifiable Intangible Assets

As of June 30, 2008, $2,638 of costs related to filing patent applications has been capitalized. When patents are approved, the costs are amortized over the life of the patent.  All costs for patents not approved will be expensed at that time of denial.

(N) Long-Lived Assets

Long-lived assets and certain identifiable intangible assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. There was no impairment recorded in 2008 and 2007.

(O) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In June 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

F-7

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

NOTE 2   GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $1,070,783, a working capital deficiency of $870,491 and a stockholders’ deficiency of $784,533 at June 30, 2008.  For the six months ended June 30, 2008, the Company used cash of $782,812 in operations. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and to implement its strategic sales plan provide the opportunity for the Company to continue as a going concern.

NOTE 3   ACCOUNTS RECEIVABLE

  Accounts receivable at June 30, 2008 consisted of the following:

2008
Trade and other receivables	$168,215
Less: Allowance for doubtful accounts	-
$168,215

The bad debt expense for the six months ended June 30, 2008 was $0.

NOTE 4   PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2008 consisted of the following:

2008
Office equipment	$13,815
Office furniture	8,370
Leasehold improvements	35,473
Computer equipment	93,564
Less: Accumulated depreciation	73,902
$77,320

Depreciation expense for the six months ended June 30, 2008 was $12,120.

F-8

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5    STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

During the quarter ended March 31, 2008, the Company issued 1,452,224 shares of common stock for cash for $435,667.

During the quarter ended June 30 2008, the Company issued 533,333 shares of common stock for cash for $160,000.

(B) Common Stock Issued for Services

During the quarter ended March 31, 2008, the Company issued 329,110 of common stock for services provided by consultants for services, These shares were valued at a recent cash offer price of $98,733.

During the quarter ended June 30, 2008, the Company issued 130,000 of common stock for services provided by consultants for services. These shares were valued at a recent cash offer price of $39,000.

(C) Stock Subscription Receivable

As of June 30, 2008, the Company has $30, 611 in stock subscription receivable of which $24,500 is due from certain officers of the Company. The company is expecting to receive payment in full of the total outstanding subscription receivable no later than March 31, 2009.

NOTE 6   STOCK OPTION PLAN

Effective January 1, 2006, transactions under the Company’s 2003 Plan (as defined below) were accounted for in accordance with the recognition and measurement provisions of SFAS no. 123 (revised), “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations.  SFAS No. 123(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.  In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin No. 107, which provides the views of the staff of the SEC regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

In adopting SFAS No. 123(R), the Company applied the modified prospective approach to transition.  Under the modified prospective approach, the provisions of SFAS No. 123(R) are applied to new awards and to awards modified, repurchased, or cancelled after the effective date.  Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the effective date are recognized as the requisite services is rendered on or after such date.  The compensation costs for that portion of awards are based on the grant-date fair value of those awards as calculated for either recognition of pro-forma disclosures under SFAS No. 123.

As a result of the adoption of SFAS No. 123(R), the Company’s results for the six months ended June 30, 2008 includes share-based compensation expense totaling $128,885, which has been included in salaries expense.  No income tax benefit has been recognized in the income statements for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its net deferred tax asset.

Stock option compensation expense for the quarter ending June 30, 2008 is the estimated fair value of options granted, amortized on a straight line basis over the requisite service period for the entire portion of the award.

F-9

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Black-Scholes Valuation

The fair value of options at the date of grant is estimated using the Black Scholes option pricing model.  The assumptions made in calculating the fair values of options are as follows:

For the quarter ended June 30, 2008
Expected term (in years)	3
Expected volatility	25% to 78%
Rick-free interest rate	1.79% to 3.05%

There were Nil stock option awards granted during the quarter ended June 30, 2008.

Plan Information

In February 2003, the 2003 Incentive and Non-Statutory Stock Option Plan was approved and adopted by the Board of Directors.  The 2003 Plan became effective upon the approval of the holders of the Company’s stock at the Company’s annual stockholders meeting held on June 4, 2003.  Under the 2003 Plan, the Company may grant stock options to its employees, officers, and other key persons employed or retained by the Company and any non-employee director, consultant, vendor or other individual having a business relationship with the Company.  Options are granted at various times and usually vest over a thirty-six (36) month period.  As of June 30, 2008 the Company had total options pursuant to the 2003 Plan of 6,590,000.

A summary of the status of Company’s fixed stock option plan as of June 30, 2008, and the changes during the quarter then ended is presented below:

Fixed options

	Qty	Weighted Average Exercise Price
Outstanding at December 31,2007	6,160,000	$0.17

Issued	785,000	$0.00
Exercised	(105,000)	$(0.00)
Cancelled	(250,000)	$(0.00)
Outstanding at June 30, 2008	6,590,000	$0.17
Exercisable at June 30,2008	5,018,315

F-10

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Exercise Price	Number Outstanding June 30,2008	Weighted Average remaining Contractual Life	Weighted Average exercise Price	Number Exercisable at June 30,2008	Weighted Average Exercise Price
.01-.10	3,115,000	-	0.07	3,115,000	0.07
.11-.20	845,000.81		0.20	786,521	0.20
.21-.30	2.630,000	1.74	0.30	1,116,794	0.30
	6,590,000			5,018,315

NOTE 7    COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

The company has entered into an employment agreement with its Chief Executive Officer through the year 2009 at an annual minimum salary of $150,000 per year, with additional fringe benefits as determined by the Board of Directors.  In the event of termination of the agreement by the company, the company is required to pay a severance payment equivalent to 60 months of salary at the rate, and with the benefits, in effect at the date of termination.

The company has also entered into similar agreements each extending through the year 2009 with four other employees/managers at an average annual salary of $120,000.  In the event of termination of the agreement by the company, the company is required to pay a severance payment equivalent to 12 months of salary at the rate, and with the benefits, in effect at the date of termination.  The total commitment as of June 30, 2008 under the employment agreements are summarized below:

2008	$382,500
2009	$510,000

Total	$892,500

(B)Product Development/Royalty Agreement

In November 2007, the Company entered into a product development agreement with a software development company (developer).  Under the terms of the agreement, the developer will be entitled to a royalty based on 10% of net sales of the product developed until such time as two hundred percent (200%) of the actual project cost has been cumulatively received by the developer.  After such time, the developer would receive 5% of net sales of the product developed until such time as an additional three hundred percent (300%) of the actual project cost has been cumulatively received by the developer, resulting in a total payment to the developer of five hundred percent (500%) of the actual project cost.  At a point in time in the future that five hundred percent (500%) of the actual project cost has been received by the developer, no further royalties shall be owed.  The Company owes no liability to the developer in respect to the product developed until the release of the product which is estimated to be in Sept of 2009.

(C) Royalty Agreement

During the year 2003 the company entered into royalty agreements with investors.  The maximum liability under the agreement will be $1,500,000.  The maximum amount due to investors in each year will be 5% of revenue up to a total of $1,500,000.  Such premium is payable only if management of the Company reasonably determines that the company is profitable.  Accordingly, in accordance with the signed royalty agreements, the Company is accruing the royalty premium at 5% of revenue.  As of June 30, 2008, $135,991 has been accrued.

F-11

SONASOFT CORP.
JUNE 30, 2008
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

(D) Lease Agreement

The company has entered into a lease agreement for an office building with a related party for a term of 3 years ending on April 30, 2010. The annual rent payable under lease is $152,250 plus annual increases of a minimum of 3% and expenses related to the common areas.

(E) Employment Related Lawsuit

In 2006, an ex-employee filed a lawsuit against the Company for wrongful termination.  The Company has accrued a tentative settlement with the ex-employee for the payment of $152,500 in cash and an additional $25,000 worth of the Company stock as of December 31, 2007.  As of June 30, 2008, the tentative settlement with ex-employee was not finalized or agreed upon by both parties.

NOTE 8    RELATED PARTY TRANSACTIONS

On January 4, 2007, the company entered into an addendum to the lease agreement for their office space with the owner who is a Director of the Company.  In consideration for the unpaid amounts of rent and leasehold improvements, the Company issued a convertible note payable.  On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements could only be made in cash.  (See Note 9).

NOTE 9   CONVERTIBLE NOTE PAYABLE – RELATED PARTY

In 2007, the Company entered into a convertible note agreement with its landlord who is also a director.  The note is convertible into common stock at $0.30 per share at the election of the note holder.  The value of the conversion option is equal to recent cash offering prices and no beneficial conversion was recognized in accordance with EITF 98-5 and EITF 00-19.  On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements could only made in cash.  (See Note 8).

F-12

SONASOFT CORP.

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEETS AS OF DECEMBER 31, 2007 AND 2006

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

PAGE	F-5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

PAGES	F-6 - F-14	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Sonasoft Corp.

We have audited the accompanying balance sheets of Sonasoft Corp. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, financial position of Sonasoft Corp. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss of $2,171,740, a working capital deficiency of $670,800 and a negative cash flow from operations of $1,596,137 for the year ended December 31, 2007. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 10, 2008

SONASOFT CORP.
BALANCE SHEETS

ASSETS
	As of December 31,

	2007	2006

Current Assets
Cash	$938,934	$1,053,756
Accounts Receivable, net	111,305	162,756
Other Current Assets	5,658	4,136
Total Current Assets	1,055,897	1,220,648

Fixed Assets, net	86,137	39,730

Deposit	6,000	6,000
Intangible assets, net	2,638	2,638
Total Other Assets	8,638	8,638

Total Assets	$1,150,672	$1,269,016

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current Liabilities
Accounts payable	$84,581	$47,256
Accrued expenses - related party	973,767	1,019,059
Accrued expenses -non related party	483,389	367,703
Royalty payable	111,988	75,106
Convertible notes payable – related party	72,972	-
Total Liabilities	1,726,697	1,509,124

Commitments and Contingencies	-	-

Stockholders' Deficiency
Common stock, no par value; 50,000,000 shares authorized,
32,252,477 and 26,910,458 shares issued and outstanding, respectively	6,306,171	4,470,247
Stock Subscription Receivable	(30,601)	(30,500)
Accumulated deficit	(6,851,595)	(4,679,855)
Total Stockholders' Deficiency	(576,025)	(240,108)

Total Liabilities and Stockholders' Deficiency	$1,150,672	$1,269,016

See accompanying notes to financial statements

SONASOFT CORP.
STATEMENT OF OPERATIONS

	For the Year Ended December 31,

	2007	2006

Revenue	$737,625	$833,778

Operating Expenses
Officer’s Compensation	130,296	121,919
Office Salaries	1,040,347	912,878
Consulting Fees	267,485	356,258
Marketing and Advertising	123,590	115,398
Rent	123,626	51,108
Payroll Taxes	125,896	75,917
General and administrative	678,603	294,392
Research and Development	423,951	352,854
Total Operating Expenses	2,913,794	2,280,724

Net loss from Operations	(2,176,169)	(1,446,946)

Other Income (Expense)
Interest Income	41,316	14,156
Other Income	100	226
Loss on Disposal of Asset	-	(640)
Other Expense	(105)	(105)
Royalty Expense	(36,882)	(39,103)
Total Other Income (Expense)	4,429	(25,466)

Loss from Operations before Provision for Income Taxes	(2,171,740)	(1,472,412)

Provision for Income Taxes	-	-

Net Loss	$(2,171,740)	$(1,472,412)

Loss per Common Share - Basic and Diluted	$(0.07)	$(0.06)

Weighted average number of shares outstanding
during the period - Basic and Diluted	31,257,597	23,507,743

See accompanying notes to financial statements

SONASOFT CORP. STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

			Stock
	Common Stock	Paid In	Subscription	Accumulated
	Shares	Capital	Receivable	Deficit	Total

Balance, December 31, 2005	20,516,736	$2,443,889	$(30,500)	$(3,207,443)	$(794,054)

Stock issued to employees		158,556			158,556

Stock issued for services	413,719	75,302			75,302

Stock issued for cash	5,980,003	1,792,500			1,792,500

Net Loss	-			(1,472,412)	(1,472,412)

Balance, December 31, 2006	26,910,458	4,470,247	(30,500)	(4,679,855)	(240,108)

Stock subscription receivable	334	101	(101)		0

Stock issued to employees		238,891			238,891

Stock issued for services	281,167	84,360			84,360

Stock issued for cash	5,060,518	1,512,572			1,512,572

Net Loss	-			(2,171,740)	(2,171,740)

Balance, December 31, 2007	32,252,477	$6,306,171	$(30,601)	$(6,851,595)	$(576,025)

See accompanying notes to financial statements

SONASOFT CORP.
STATEMENT OF CASH FLOWS

	For the Year Ended December 31,

	2007	2006
Cash Flows From Operating Activities:
Net Loss	$(2,171,740)	$(1,472,412)

Adjustments to reconcile net loss to net cash used in operations
Issuances of shares for services rendered	84,360	75,302
Options issued to employees	238,891	158,556
Loss on Disposal	-	640
Depreciation	20,322	14,476
Changes in operating assets and liabilities:
Accounts Receivable	51,451	(55,917)
Current Assets	(1,522)	(1,636)
Intangible Assets		(1,800)
Accrued Expenses	115,686	230,457
Accrued Expenses - related party	(45,292)	(13,743)
Royalty Payable	36,882	39,103
Accounts Payable	74,825	(15,321)
Net Cash Used In Operating Activities	(1,596,137)	(1,042,295)

Cash Flows From Investing Activities:
Deposits		(6,000)
Purchase of Assets	(31,257)	(13,697)
Net Cash Used In Investing Activities	(31,257)	(19,697)

Cash Flows From Financing Activities:
Common Stock issued for cash	1,512,572	1,792,500
Net Cash Provided by Financing Activities	1,512,572	1,792,500

Net Increase (Decrease) in Cash	(114,822)	730,508

Cash at Beginning of Period	1,053,756	323,248

Cash at End of Period	$938,934	$1,053,756

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ITEMS

During 2007, the Company issued a convertible note payable to a related party for $37,500 in past due rent and $35,472 of leasehold improvements

See accompanying notes to financial statements

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

SONASOFT CORPORATION, Inc.  (The "Company") was incorporated under the laws of the State of California on December 18, 2002. The Company develops software that automates the disk-to-disk backup and recovery process for Microsoft Exchange, SQL and Windows Servers with integrated data protection, high availability and disaster recovery solutions.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2007 and 2006, respectively, the Company had approximately $789,332 and $894,441 in cash balances at financial institutions which were in excess of the FDIC insured limits.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of December 31, 2007 and 2006, there were 6,403,240 and 5,521,666 common share equivalents outstanding respectively. Common stocks equivalents have been excluded from the diluted net loss per share as the amounts are anti-diluted.

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include expensing of employee compensation and employee stock based compensation.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards Board Statement of Financial Accounting Standard NO. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of December 31, 2007 and December 31, 2006, the Company has a net operating loss carry forward of $5,398,966 and $3,465,018 available to offset future taxable income through 2027 and 2026.  The valuation allowance at December 31, 2007 and December 31, 2006 was $2,150,948 and $1,380,463.  The increase in the valuation allowance for the year ended December 31, 2007 and December 31, 2006 was $770,485 and $509,591.

(G) Revenue Recognition

Revenue is recognized when earned in accordance with applicable accounting standard, including SOP 97-2, as amended. Revenue from software arrangements with end users is recognized upon final delivery of the software, provided that collection is probable and no significant obligations remain. Maintenance arrangement revenue is deferred and recognized over the service period.

(H) Property & Equipments

We record our property and equipment at cost and depreciate these assets on a straight-line basis to their estimated residual values over their estimated useful lives of 3 to 7 years.

(I) Stock-Based Compensation

The Company accounts for its stock-based compensation under the provisions of SFAS No.123(R) “Accounting for Stock Based Compensation.”  Under SFAS No. 123(R), the Company is permitted to record expenses for stock options and other employee compensation plans based on their fair value at the date of grant. Any such compensation cost is charged to expense on a straight-line basis over the periods the options vest. If the options had cashless exercise provisions, the Company utilized variable accounting.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

(J) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts receivable, accounts payable and accrued expenses approximate their fair value due to the relatively short period to maturity for these instruments.

(K) Business Segments

The Company operates in one segment and therefore information is not presented.

(L) Advertising Costs

Advertising costs are expensed as incurred and include the costs of public relations activities. These costs are included in selling, general and administrative expenses and totaled $123,590, and $115,398 in the years ended December 31, 2007 and 2006 respectively.

(M) Identifiable Intangible Assets

As of December 31, 2007, $2,638 of costs related to filing patent applications has been capitalized. When patents are approved, the costs are amortized over the life of the patent.  All costs for patents not approved will be expensed at that time of denial.

(N) Long-Lived Assets

Long-lived assets and certain identifiable intangible assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. There was no impairment recorded in 2007 and 2006.

(O) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their financial position, results of operations or cash flows.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

NOTE 2	GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $2,171,740, a working capital deficiency of $670,800, and a stockholders’ deficiency of $576,025 at December 31, 2007.  For the year ended December 31, 2007, the Company used cash of $1,596,137 in operations. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and to implement its strategic sales plan provide the opportunity for the Company to continue as a going concern.

NOTE 3	ACCOUNTS RECIEVABLE

  Accounts receivable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Trade and other receivables	$111,305	$162,756
Less: Allowance for doubtful accounts	-	-
	$111,305	$162,756

The bad debt expense in each of 2007 and 2006 was $0 and $0, respectively.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

NOTE 4	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Office equipment	$13,815	$5,486
Office furniture	8,370	-
Leasehold improvements	35,472	-
Computer equipment	90,262	75,704
Less: Accumulated depreciation	61,782	41,460
	$86,137	$39,730

Depreciation expense for the years ended December 31, 2007 and 2006 was $20,322 and $14,476 respectively.

NOTE 5	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

During the year 2006, the company issued 5,980,003 share of common stock for cash for $1,792,500.

During the year 2007, the company issued 5,060,852 shares of common stock for cash for $1,512,673.

(B) Common Stock Issued for Services

During the year 2006, the company issued 413,719 of common stock for services provided by consultants for services. These shares were valued at a recent cash offer price of $75,302.

During the year 2007, the company issued 281,167 of common stock for services provided by consultants for services. These shares were valued at a recent cash offer price of $84,360.

NOTE 6	STOCK OPTION PLAN

Effective January 1, 2006, transactions under the Company’s 2003 Plan (as defined below) were accounted for in accordance with the recognition and measurement provisions of SFAS no. 123 (revised), “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations.  SFAS No. 123(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.  In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin No. 107, which provides the views of the staff of the SEC regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

In adopting SFAS No. 123(R), the Company applied the modified prospective approach to transition.  Under the modified prospective approach, the provisions of SFAS No. 123(R) are applied to new awards and to awards modified, repurchased, or cancelled after the effective date.  Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the effective date are recognized as the requisite services is rendered on or after such date.  The compensation costs for that portion of awards are based on the grant-date fair value of those awards as calculated for either recognition of pro-forma disclosures under SFAS No. 123.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

As a result of the adoption of SFAS No. 123(R), the Company’s results for the years ended December 31, 2007 and 2006 include share-based compensation totaling $238,891 and $158,556, respectively, which amounts have been included in salaries expense.  No income tax benefit has been recognized in the income statements for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its net deferred tax asset.

Stock option compensation expense in fiscal year 2007 and 2006 is the estimated fair value of options granted, amortized on a straight line basis over the requisite service period for the entire portion of the award.

Black-Scholes Valutaion

The fair value of options at the date of grant is estimated using the Black Sholes option pricing model.  The assumptions made in calculating the fair values of options are as follows:

	For the year ended December 31, 2007	For the year ended December 31, 2006
Expected term (in years)	3	3
Expected volatility	25% to 78%	27% to 97%
Rick-free interest rate	3.05% to 4.82%	4.41% to 4.82%

There were 1,931,110 and 1,360,000 stock option awards granted during the years ended December 31, 2007 and 2006, respectively.

Plan Information

In February 2003, the 2003 Incentive and Non-Statutory Stock Option Plan was approved and adopted by the Board of Directors.  The 2003 Plan became effective upon the approval of the holders of the Company’s stock at the Company’s annual stockholders meeting held on March 4, 2003.  Under the 2003 Plan, the Company may grant stock options to its employees, officers, and other key persons employed or retained by the Company and any non-employee director, consultant, vendor or other individual having a business relationship with the Company.  Options are granted at various times and usually vest over a thirty-six (36) month period.  As of December 31, 2007 and 2006, the Company had total options pursuant to the 2003 Plan of 6,160,000 and 5,521,666 outstanding, respectively.

A summary of the status of Company’s fixed stock option plan as of December 31, 2007 and 2006, and the changes during the years then ended is presented below:

Fixed options
	Qty	Weighted Average Exercise Price
Outstanding at January 1,2006	4,761,666	$ 0.11
Issued	1,360,000	$ 0.30
Exercised	(135,694)	$ (0.04)
Cancelled	(464,306)	$ (0.23)
Outstanding at December 31,2006	5,521,666	$ 0.15
Issued	1,931,110	$ 0.30
Exercised	(83,054)	$ (0.20)
Cancelled	(1,209,722)	$ (0.28)
Outstanding at December 31,2007	6,160,000	$ 0.17
Exercisable at December 31,2007	4,645,832

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

Exercise Price	Number Outstanding December 31,2006	Weighted Average remaining Contractual Life	Weighted Average exercise Price	Number Exercisable at December 31,2006	Weighted Average Exercise Price
.01-.10	3,215,000.37		0.07	3,113,333	0.07
.11-.20	986,666	1.62	0.20	493,195	0.20
.21-.30	1,320,000	2.69	0.30	204,305	0.30
	5,521,666			3,810,833

Exercise Price	Number Outstanding December 31,2007	Weighted Average remaining Contractual Life	Weighted Average exercise Price	Number Exercisable at December 31,2007	Weighted Average Exercise Price
.01-.10	3,115,000	-	0.07	3,115,000	0.07
.11-.20	845,000.81		0.20	687,361	0.20
.21-.30	2,200,000	1.83	0.30	843,471	0.30
	6,160,000			4,645,832

NOTE 7	COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

The company has entered into an employment agreement with its Chief Executive Officer through the year 2009 at an annual minimum salary of $150,000 per year, with additional fringe benefits as determined by the Board of Directors.  In the event of termination of the agreement by the company, the company is required to pay a severance payment equivalent to 60 months of salary at the rate, and with the benefits, in effect at the date of termination.

The company has also entered into similar agreements each extending through the year 2009 with four other employees/managers at an average annual salary of $120,000   In the event of termination of the agreement by the company, the company is required to pay a severance payment equivalent to 12 months of salary at the rate, and with the benefits, in effect at the date of termination. The total commitment as of December 31, 2007 under the employment agreements are summarized below:

2008                            $510,000
2009                              510,000

Total                        $1,020,000

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

(B)Product Development/Royalty Agreement

In November 2007, the Company entered into a product development agreement with a software development company (developer).  Under the terms of the agreement, the developer will be entitled to a royalty based on 10% of net sales of the product developed until such time as two hundred percent (200%) of the actual project cost has been cumulatively received by the developer.  After such time, the developer would receive 5% of net sales of the product developed until such time as an additional three hundred percent (300%) of the actual project cost has been cumulatively received by the developer, resulting in a total payment to the developer of five hundred percent (500%) of the actual project cost.  At a point in time in the future that five hundred percent (500%) of the actual project cost has been received by the developer, no further royalties shall be owed.  The Company owes no liability to the developer in respect to the product developed until the project is completed which is estimated to be in June of 2009.

(C) Royalty Agreement

During the year 2003 the company entered into royalty agreements with investors.  The maximum liability under the agreement will be $1,500,000.  The maximum amount due to investors in each year will be 5% of revenue up to a total of $1,500,000.  Such premium is payable only if management of the Company reasonably determines that the company is profitable.  Accordingly, in accordance with the signed royalty agreements, the Company is accruing the royalty premium at 5% of revenue.  As of December 31, 2007 and 2006, $111,988 and $75,106 have been accrued.

(D) Lease Agreement

The company has entered into a lease agreement for an office building with a related party for a term of 3 years ending on April 30, 2010. The annual rent payable under lease is $152,250 plus annual increases of a minimum of 3% and expenses related to the common areas. The follow summarizes obligations under the lease as of December 31, 2007:

2008                                $155,295
2009                                  159,954
2010                                    53,841

Total                               $369,090

(E) Sales Consulting Agreement

In 2003, the Company entered into a sales consultant agreement with a past employee for no stated length of time at a rate of $2,000 per month plus commission. The commission fee is equal to 10% for direct sales made with customers. The contract is “at will” and can be cancelled at any time by either party. In addition, the Company has granted the consultant the option to purchase 100,000 shares of Sonasoft Corp. stock at the current price of $0.10 per share. The options vest over a period of three years at the rate of 1/36 per month.

In 2004, the Company entered into a sales consultant agreement with an individual for no stated length of time at a rate of $3,000 per month plus commission. The commission fee is equal to 5% for sales made through Sonasoft authorized resellers and a commission rate of 10% for direct sales made with customers. The contract is “at will” and can be cancelled at any time by either party. In addition, the Company has granted the consultant the option to purchase 100,000 shares of Sonasoft Corp. stock at the current price of $0.10 per share. The options vest over a period of three years at the rate of 1/36 per month.

In 2006, the Company entered into a sales consultant agreement with an individual for no stated length of time at a rate of $5,000 per month plus commission. The commission fee is equal to 10% for sales made through Sonasoft’s customers. The contract is “at will” and can be cancelled at any time by either party. In addition, the Company has granted the consultant the option to purchase 50,000 shares of Sonasoft Corp. stock at the current price of $0.20 per share. The options vest over a period of three years at the rate of 1/36 per month. An additional option for 50,000 shares of Sonasoft Corp. stock at $.20 per share will be granted after achieving the $500,000 sales quota for 2006. The consultant did not meet the sales quota and no additional options are due under the agreement.

SONASOFT CORP.
DECEMBER 31, 2007 AND 2006
NOTES TO FINANCIAL STATEMENTS

In 2007, the Company entered into a sales consultant agreement with an individual for the period of one year at a rate of $9,500 per month plus commission.  The commission fee is equal to 10% for amounts up to the annual sales quota of $750,000, a commission rate of 12.5% for sales volume between $750,000 and $1,000,000, and a commission rate of 15% on sales above $1,000,000 for direct sales made with customers.  The contract is for nine months.  During 2007, the consultant cancelled the contract.

(F) Employment Related Lawsuit

In 2006, an ex-employee filed a lawsuit against the Company for wrongful termination.  The Company has accrued a tentative settlement with the ex-employee for the payment of $152,500 in cash and an additional $25,000 worth of the Company stock as of December 31, 2007.  As of May 5, 2008, the settlement was still pending and awaiting approval by the Board.

NOTE 8	RELATED PARTY TRANSACTIONS

On January 4, 2007, the company entered into an addendum to the lease agreement for their office space with the owner who is a Director of the Company.  In consideration for the unpaid amounts of rent and leasehold improvements, the Company issued a convertible note payable.  On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements could only be made in cash.  (See Note 9).

NOTE 9	CONVERTIBLE NOTE PAYABLE – RELATED PARTY

In 2007, the Company entered into a convertible note agreement with its landlord who is also a director.  The note is convertible into common stock at $0.30 per share at the election of the note holder.  The value of the conversion option is equal to recent cash offering prices and no beneficial conversion was recognized in accordance with EITF 98-5 and EITF 00-19.  On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements could only made in cash.  (See Note 8).

NOTE 10	SUBSEQUENT EVENTS

During January to May 2008, the Company issued 1,985,557 shares of common stock for cash for $595,667 and 459,110 shares for services for $137,733.

During January to May 2008, the Company issued an additional 785,000 options and cancelled 205,000 options that were previously issued.

On April 3, 2008, the Company entered into an addendum to the lease agreement for their office with the owner who is a Director which stated that all amounts of unpaid rent and leasehold improvements which were once issued a convertible note payable could only be made in cash.  (See Note 8).

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
6,954,430 Shares of Common Stock

TABLE OF CONTENTS	PROSPECTUS OCTOBER 7 , 2008

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
MARKET FOR OUR COMMON STOCK
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$101
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	6,000
Printing	0
Miscellaneous Expenses	0
Total	$46,101

Item 14.  Indemnification of Directors and Officers

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our Articles of Incorporation limits the liability of our directors and officers to the maximum extent permitted by California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310, or (vii) under Section 316, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

In 2005, we sold 4,675,000 shares of our common stock to the following 12 accredited shareholders at a price per share of $.20 for an aggregate offering price $935,000.

Ajit Pal & Surinder Sandhu	250,000	1/14/2005
Ashwani and Vanita Bindal	375,000	7/7/2005
Bob & Jane Kurup	250,000	1/4/2005
Bob Kurup	125,000	7/7/2005
Shikha Bindal	500,000	1/14/2005
Shikha Bindal	125,000	7/7/2005
Calero lot # 2 Partners	250,000	1/27/2005
Deepa Japra	500,000	1/27/2005
Frank He and Danling Zhang	50,000	2/23/2005
Garnett Rajkovich	625,000	8/23/2005
James Kelleher	250,000	2/18/2005
Nick & Mary Rajkovich	250,000	1/27/2005
Romesh Japra	625,000	7/22/2005
Ratika Japra	500,000	1/27/2005

In 2005, we sold 30,000 shares of our common stock to the following 1 accredited shareholder at a price per share of $.10 for an aggregate offering price $3,000

Jin Zhang.	30,000

Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders were accredited shareholders and had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In addition, in 2005, we issued 45,308 shares to Brad Mcgehee, Joanna Laznicka, Rose Herrera and Shyam Maddali in a manner set forth below for services rendered valued at a $12,645 which was paid in 2005. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders were accredited shareholders and had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

	$0.10	$0.20	$0.444
Rose Herrera			15,000	12/31/2005
Joanna Laznicka		25,000		12/31/2005
Brad Mcgehee		4,475		12/31/2005
Shvam Maddali	833			12/31/2005

In 2006 we sold a total of 5,965,003 shares of our common stock to the following 23 shareholders at a price per share of $.30 for an aggregate offering price of $1,789,500 and 15,000 shares to 2 shareholders at a price per share of $0.20 for an aggregate offering price of $3,000.

	Rate
Name	$0.01	$0.10	$0.20	$0.30
Alfred Frank Kelly				166,667	7/20/2006
Anurag Chandra			15,000		1/3/2006
Bryan Russell				100,000	3/24/2006
Bryan Russell				50,000	7/31/2006
David & Cathy Chaladoff				166,667	1/24/2006
David & Cathy Chaladoff				166,666	2/15/2006
David & Cathy Chaladoff				166,667	7/18/2006
David & Cathy Chaladoff				200,000	9/29/2006
Rajkovich Family 2006 Irrevocable Trust				416,667	2/21/2006
Gary Morgan				41,667	4/7/2006
Harshvardhan Sharangapani				690,000	10/3/2006
John Hanna				91,667	2/6/2006
John Hanna				66,667	7/11/2006
Judge Arora				250,000	10/24/2006
Ken Miller				175,000	9/28/2006
Maria Salemi				333,333	12/7/2006
Michael Danna				100,000	3/24/2006
Michael Danna				50,000	7/13/2006
Michael Veprinsky				333,333	7/18/2006
Pamela Danna				50,000	3/24/2006
Pamela Danna				50,000	7/13/2006
Patrick Dudum				50,000	7/11/2006
Professional Power				41,667	4/7/2006
R.Japra & S. Japra-TTEE Japra Family Trust				416,667	2/21/2006
Ramesh Karipineni				166,667	2/15/2006
Rao Yalamanchili				166,667	2/15/2006
Rick Caylor				75,000	2/6/2006
Samjota Jayanti				250,000	10/6/2006
Sanjay Jain				250,000	10/3/2006
Strangis Family				333,333	11/2/2006
W. Snyder				166,667	6/15/2006
W. Snyder				216,667	7/11/2006
W. Snyder				166,667	11/21/2006

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In addition, these shareholders were accredited shareholders and had the necessary investment intent since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.
(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

In 2006, we issued 413,719 shares to Aby Mathew, Brad  McGehee, Joanna Laznicka, James Kelleher, David & Cathy Chaladoff, SQL Server Central, Vinay Khanna, and W. Snyder as set forth below for services rendered valued at a $75,302 Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders were accredited shareholders and had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

	Rate
Name	$0.01	$0.10	$0.20	$0.30
Aby Mathew	100,000	29,444	6,250		12/31/2006
Brad McGehee				7,776	2/21/2006
David & Cathy Chaladoff				5,000	7/20/2006
Haven Pell				15,000	12/31/2006
Joanna.Laznicka				12,800	2/21/2006
James Kelleher				16,666	2/21/2006
James Kelleher				20,000	7/18/2006
James Kelleher				31,950	12/31/2006
James Kelleher		10,000			12/31/2006
SQL Server Central		9,000			12/31/2006
W. Snyder				21,500	12/31/2006
Vinay Khanna			95,000	33,333	5/31/2006

In 2007, we sold a total of 55,832 shares of our common stock to the following 2 shareholders at a price of $0.20 per share for an aggregate offering price of $11,166 and 5,005,020 shares of our common stock to the following 18 shareholders at a price of $0.30 per share for an aggregate offering price $1,501,507.

	$0.20	$0.30
Andy Walsky *		833,333	3/27/2007
Anne Keith		166,667
Wiliam J. Snyder Trustee of The Synder 1998 Revocable trust		133,333	3/27/2007
James Kelleher		225,000	3/27/2007
David & Cathy Chaladoff Trustees of Chaladoff Living Trust		100,000	3/27/2007
Mark Tersini		400,000	3/29/2007
Kenneth Tersini		500,000	4/2/2007
Louie & June Tersini		400,000	3/29/2007
Kapil Talwar *		250,000	4/5/2007
Kenneth Fishman		333,333	4/11/2007
Robert Lighton		333333	4/2/2007
Robert Lighton		216666	5/4/2007
Crossfire Venture LLC		300,000	6/22/2007
Crossfire Venture LLC		33,333	4/18/2007
Preger Community Trust		166,667	4/23/2007
Lafrance Family trust		333,333	4/18/2007
Harshvardhan Sharangapani		7,800	6/13/2007
Shivan Bindal	41,666		2/16/2007
Dominic. Guzzetti	14,166	2,222	6/1/2007
Demattei Family Properties LLC		100,000	7/25/2007
Michael Danna		50,000	3/27/2007
Michael Danna		50,000	4/11/2007
Michael Danna		70,000	8/3/2007

*Not a U.S. person

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In addition, these shareholders were either (a) “ accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and had the necessary investment intent since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:
(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.
(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

In 2007, we issued 281,167 shares to  Sujatha Ganesan, Brad McGehee, James Kelleher, Louis Orlando, Joanna Laznicka, Harshvardhan Sharangapani, Rick Caylor, Michael A. Danna, William Snyder, and David and Cathy Chaladoff for services rendered valued at a $84,360 which was paid in 2007. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders were accredited shareholders and had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Sujatha Ganesan	50,000	1/16/2007
Brad McGehee	4,000	12/1/2007
James Kelleher	20,000	4/18/2007
James Kelleher	30,000	12/1/2007
Harshvardhan Sharangapani	22,500	3/27/2007
Harshvardhan Sharangapani	7,500	4/18/2007
Rick Caylor	50,000	4/18/2007
Michael A. Danna	3,000	8/3/2007
Joanna Laznicka	1,600	1/29/2007
Joanna Laznicka	1,600	2/16/2007
Joanna Laznicka	1,600	3/23/2007
Joanna Laznicka	1,600	4/15/2007
Joanna Laznicka	1,600	5/6/2007
Joanna Laznicka	3,200	8/6/2007
Joanna Laznicka	4,800	10/18/2007
Joanna Laznicka	1,600	11/1/2007
Joanna Laznicka	1,600	12/1/2007
Louis Orlando	3,300	7/17/2007
William Snyder Trustee of The Snyder 1009 Revocable Trust	66,667	8/31/2007
David and Cathy Chaladoff Trust	5,000	12/31/2007

In 2008, we sold 1,985,557 shares of our common stock in a Regulation D offering to the following 39 shareholders at a price per share of $.30 for an aggregate offering price $595,667

Larry & Pamela Grider	16,667	1/17/2008
Frank He andDangling Zhang	25,000	1/10/2008
Louie Oralndo	75,000	1/8/2008
Louie Oralndo	33	1/10/2008
Gary Morgan	75,000	1/8/2008
Seetharamaiah Mannava	33,333	3/31/2008
Ashok Mannava	33,333	3/31/2008
Bharat Pothuri	33,333	3/31/2008
Vanitha K. Reddy	33,333	3/31/2008
Vilash K. Reddy	33,333	3/31/2008
Mannava and Kang	33,333	3/31/2008
Robert Lighton	66,667	3/13/2008
Jame A. Macdonald	57,190	2/12/2008
The Sekhon Family 2001 Trust	166,667	2/20/2008
Maria & Rogerio Silveria	33,334	3/5/2008
Muhammad and Tabassum Alam	16,667	3/5/2008
Mark A. Kohls & Betty Durso	40,000	3/5/2008
Melissa Sargent	16,667	3/10/2008
Hyla Marrow	176,667	3/12/2008
Nelly Baldan Badia	6,667	3/12/2008
L. Prasad Babu Sajja	33,333	3/20/2008

Hasnain S. Jeffery and Seema Daud	43,333	3/21/2008
Carlos Ramos	16,667	3/21/2008
Ronald Huynh	16,667	3/21/2008
Rohit Sajja and Praveena Ramineni	16,667	3/24/2008
Kalyan Lingam and Deepa Lingam	50,000	3/24/2008
Susan J. Reynolds	33,333	3/24/2008
Penelope M. Pilkington	33,333	3/24/2008
Rity Riyat & Jagdish Riyat	33,333	3/24/2008
Vishal Wadhwa & Jasleen Har Wadhwa	50,000	3/25/2008
Sheetal D. Nayyer & Amit H Nayyar	40,000	3/25/2008
Anand Patel	40,000	3/25/2008
Ashwin K. Rajput & Paramprret Kaur	40,000	3/25/2008
Qumar Ul Hussan	16,667	3/28/2008
Adeel Manzoor and Maria Aziz Adeel	16,667	3/28/2008
Pramesh Patel	33,333	4/23/2008
Vikram Paul	250,000	4/28/2008
Shaula Enterprises,LLC	83,333	4/18/2008
Joseph Rapp & Anne Raap	166,667	5/5/2008

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In addition, these shareholders were accredited shareholders and had the necessary investment intent since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire.  In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.
(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

In 2008, we issued 459,110 shares to Andy Walsky, Edsigns, Joanna Laznicka, James Kelleher, Next Century Technologis, Diane Poremsky, Elephantbooks.com, James MacDonald, Paresh Mehta, ASC Computer, Adnan Khan, and Anslow & Jaclin LLP, for services rendered valued at a $137,733 which was paid in 2008. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders were accredited shareholders and had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  We determined that such shareholders were accredited based on representations made by such shareholders in an investor questionnaire. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction

Andy Walsky	50,000	4/1/2008
Edesigns	25,000	4/1/2008
Joanna Laznicka	5,000	1/30/2008
James Kelleher	15,000	1/31/2008
James MacDonald	42,810	2/26/2008
Next Century Technologies	20,000	2/27/2008
Diane Poremsky	17,333	2/27/2008
Elephantbooks.com	50,000	4/1/2008
Paresh Mehta	10,000	3/31/2008
ASC Computer Software-Rudy Martin	55,000	3/31/2008
James Kelleher	50,000	3/31/2008
Adnan Khan	13,967	3/31/2008
Anslow & Jaclin LLP	100,000	3/31/2008
James Kelleher	5,000	5/5/2008

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement with Andy Khanna (1)
10.2	Employment Agreement with Bilal Ahmed (1)
10.3	Employment Agreement with Neil Khanna (1)
10.4	Employment Agreement with Thirumalai Srinivasan (1)
10.4 10.5 10.6 10.7 10.8 10.9	Lease (1) Addendum to Lease (2) Distributor Agreement with Avnet (2) Distributor Agreement with Wipro (3) Agreement with Integra (3) Addendum to Agreement with Integra (3)
23.1	Consent of Webb & Co., CPA
23.2	Consent of Anslow & Jaclin, LLP (filed as part of Exhibit (5)
24.1	Powers of Attorney (included on the signature page).
99.1	Board of Director Resolution approving offset of loan amounts

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (SEC File No. 333-150750).
(2)	Incorporated by reference to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (SEC File No. 333-150750).
(3)	Incorporated by reference to the Company’s Registration Statement on Amendment No. 2 to Form S-1 (SEC File No. 333-150750).

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of California or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, October 7 , 2008.

Sonasoft Corp.
By:	/s/ Nand (Andy) Khanna
Nand (Andy) Khanna President and Chief Executive Officer

By:	/s/ Paresh Mehta Paresh Mehta Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Nand (Andy) Khanna as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Nand (Andy) Khanna Nand (Andy) Khanna	Chief Executive Officer, President and Director	October 7 , 2008

/s/ W. Patrick Kelley, Sr. W. Patrick Kelley, Sr.	General Counsel, Corporate Secretary, and Director	October 7 , 2008

/s/ Garrett Rajkovich Garrett Rajkovich	Director	October 7 , 2008

/s/ Dr. Romesh K. Japra, M.D., F.A.C.C. Dr. Romesh K. Japra, M.D., F.A.C.C.	Chairman of the Board	October 7 , 2008